OFFERING CIRCULAR

                           HARKEN ENERGY CORPORATION

                               OFFER TO EXCHANGE
                    UP TO A MAXIMUM AMOUNT OF $70,000,000 OF
                        $10,000 PRINCIPAL AMOUNT OF ITS
                  5% SENIOR CONVERTIBLE NOTES DUE MAY 26, 2003
                                      FOR
                        4,000 SHARES OF ITS COMMON STOCK
                                       OR
            1,000 SHARES OF ITS SERIES G CONVERTIBLE PREFERRED STOCK

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., GREENWICH MEAN TIME, ON DECEMBER 15, 1999, UNLESS EXTENDED.

         Harken Energy Corporation (the "Company" or "Harken") hereby offers, upon the terms and subject to the limitations and conditions contained in this Offering Circular (the "Offering Circular") and in the related Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to accept for exchange up to the maximum amount set forth below each $10,000 principal amount of its 5% Senior Convertible Notes Due May 26, 2003 (the "Notes") for either (i) 4,000 shares of its Common Stock (the "Common Stock"), $0.01 par value per share (the "Common Stock Consideration"), or (ii) 1,000 shares of its Series G Convertible Preferred Stock (the "Preferred Stock"), $1.00 par value per share (and $10.00 liquidation preference per share as described herein) (the "Preferred Stock Consideration" and, together with the Common Stock Consideration, the "Exchange Consideration"), at the election of the beneficial owners of the Notes (the "Noteholders").

         THE EXCHANGE OFFER IS AVAILABLE ONLY TO NOTEHOLDERS WHO ARE NOT "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")). NOTEHOLDERS WHO ARE U.S. PERSONS ARE INELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER.

         As of the date of this Offering Circular, Notes in the aggregate principal amount of $85,000,000 are outstanding. The Company will only issue in this exchange up to (i) 6,000,000 shares of Common Stock and (ii) 2,700,000 shares of Preferred Stock in connection with the Exchange Offer; however, the Company may elect, in its sole discretion, to (a) increase the aggregate amount of the Common Stock to be issued in this exchange up to 10,000,000 shares (the "Common Stock Election") and/or (b) increase the aggregate amount of Preferred Stock to be issued in this exchange up to 4,500,000 shares (the "Preferred Stock Election" and, together with the Common Stock Election, the "Elections"). Therefore, the Company will only exchange up to $42,000,000 aggregate principal amount of Notes (or up to $70,000,000 aggregate principal amount of Notes if the Company makes the maximum amount of both of the Elections). Although the Company has no current plans otherwise, the Company may in its sole discretion elect to further increase the number of Notes to be accepted for exchange pursuant to the Exchange Offer. In the event an excess aggregate principal amount of Notes is properly tendered to the Company for exchange pursuant to the terms of the Exchange Offer, the Company will only accept for exchange from each tendering Noteholder that Noteholder's pro rata portion of the total aggregate principal amount of Notes properly tendered for exchange. In this event, the excess Notes tendered by the Noteholder to the Company over the Noteholder's pro rata amount of tendered Notes will not be accepted by the Company for exchange, and each such Noteholder shall receive back a beneficial interest in the Global Note for a principal amount representing the excess principal amount not accepted pursuant to the Exchange Offer. THIS OFFER IS NOT CONDITIONED UPON A MINIMUM AGGREGATE PRINCIPAL AMOUNT OF NOTES BEING EXCHANGED. Except as otherwise provided in this Exchange Offer, the Company will exchange any Notes properly tendered to it, up to an aggregate principal amount of $42,000,000 (or $70,000,000, if the Company makes the maximum amount of both of the Elections).

         The Notes may be tendered by the Noteholders for exchange in minimum denominations of $10,000 each and integral multiples thereof. The shares of Preferred Stock will have a liquidation preference of $10.00 per share. Notes tendered in the exchange will be entitled to receive the regular interest payment coming due on the Notes on November 26, 1999. Noteholders whose Notes are accepted in exchange for the Common Stock Consideration will receive a cash payment equal to the accrued and unpaid interest, if any, on such Notes accumulating after November 25, 1999 to, but excluding, the date of issuance of such Common Stock Consideration, payable as soon as practicable after the Expiration Date to the holders of such Notes. The Preferred Stock Consideration issued in exchange for Notes will begin to accrue dividends commencing on November 26, 1999. Holders of Notes accepted for exchange in the Exchange Offer will have the right to withdraw such Notes until the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after the expiration of 40 business days from the commencement of the Exchange Offer, unless accepted for exchange prior to that date.

         Pursuant to the terms and subject to the conditions of the Exchange Offer, the Company will accept up to the maximum amount of Notes set out above for exchange provided such Notes that are validly tendered and not properly withdrawn prior to 5:00 p.m., Greenwich Mean Time ("GMT"), on December 15, 1999 or, if the Exchange Offer is extended by the Company in its sole discretion, the latest time and date to which it is extended (the "Expiration Date"). Tenders of Notes pursuant to the Exchange Offer are irrevocable, except that Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (and after the expiration of 40 business days from the commencement of the Exchange Offer, unless accepted for exchange prior to that date). The Exchange Offer also may be withdrawn, modified or terminated by the Company at any time and for any reason.

         See "Summary -- Comparison of the Notes and the Preferred Stock," "Risk Factors," "The Exchange Offer" and "Description of Capital Stock" for a description of the principal terms of and certain significant considerations relating to the Exchange Offer, the Common Stock, the Preferred Stock and the Notes.

         THE COMPANY, ITS BOARD OF DIRECTORS AND ITS EXECUTIVE OFFICERS MAKE NO RECOMMENDATION AS TO WHETHER ANY NOTEHOLDER SHOULD EXCHANGE ANY OR ALL OF SUCH NOTEHOLDER'S NOTES PURSUANT TO THE EXCHANGE OFFER. SUCH NOTEHOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO EXCHANGE THEIR NOTES AND, IF SO, WHAT PRINCIPAL AMOUNT TO EXCHANGE.

         None of the Common Stock Consideration, the Preferred Stock Consideration nor the Common Stock into which the Preferred Stock Consideration may be converted (the "Conversion Shares") has been or will be registered under the Securities Act of 1933, as amended (the "Securities Act"), except as described herein, and the Exchange Consideration and the Conversion Shares may not be offered, sold, transferred, pledged, converted or otherwise disposed of in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S under the Securities Act) by the Company or any person accepting this Exchange Offer (a "Participant") unless the Exchange Consideration and the Conversion Shares have been registered under the Securities Act and any applicable state securities laws or exemptions from the registration requirements of the Securities Act and such laws are available. Hedging transactions involving the Exchange Consideration or the Conversion Shares may not be conducted unless in compliance with the Securities Act. This Exchange Offer is not being made to U.S. persons and at the time the Exchange Offer is accepted, the buyer must be located outside the United States.

         The Common stock is traded on the American Stock Exchange (the "Amex") under the symbol "HEC." On November 19, 1999, the last reported sales price of the Common Stock on the Amex was $1.06. THE COMPANY ENCOURAGES NOTEHOLDERS TO OBTAIN CURRENT QUOTATIONS OF THE MARKET PRICE OF THE COMMON STOCK. Each share of Preferred Stock will be convertible into shares of the Common Stock, at an initial conversion price of $3.00 (the "Preferred Conversion Price"), as compared to an effective conversion price of $6.50 for the Notes (the "Note Conversion Price").

         Information concerning the Company and the Exchange Offer will be available at the office of Kredietbank S.A. Luxembourgeoise (the "Luxembourg Paying Agent"), the paying and conversion agent for the Notes in Luxembourg, at 43 Boulevard Royal, L-2955 Luxembourg. Further, services linked to the Exchange Offer will be possible at the office of the Luxembourg Paying Agent, and the documentation required for the Exchange Offer, including the Letter of Transmittal, will be available at the office of the Luxembourg Paying Agent.

         RP&C International, Inc. (the "Solicitation Agent") is acting as solicitation agent for the Company in connection with the Exchange Offer and will be compensated therefor. For information regarding the relationship of the Solicitation Agent to the Company, the fees to be paid to see the "The Exchange Offer -- Solicitation of Tenders; Expenses."

         FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OF THE NOTES, SEE "RISK FACTORS" BEGINNING ON PAGE 19.

         NEITHER THIS TRANSACTION NOR THE SECURITIES OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY OTHER GOVERNMENTAL AUTHORITY, NOR HAS THE COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           ------------------------

            The date of this Offering Circular is November 25, 1999

                               RP&C INTERNATIONAL

         Since all Notes are currently held in permanent global form on deposit with Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Cedelbank, societe anonyme ("Cedelbank"), any beneficial owner of Notes desiring to tender all or any portion of the aggregate principal amount of his or her Notes must request the agent member bank which is reflected as the holder of the Notes in Euroclear or with Cedelbank (the "Agent Member Bank") to effectuate the transaction for him or her. In addition, the Agent Member Bank must complete and sign the Letter of Transmittal or a facsimile thereof on behalf of each beneficial owner(s) of Notes in accordance with the instructions in the Letter of Transmittal and any other required documents. See "The Exchange Offer -- How to Tender."

         Questions and requests for assistance may be directed to the Solicitation Agent or HSBC Bank plc, the Company's exchange agent (the"Exchange Agent") at the addresses and telephone numbers set forth on the last page of this Offering Circular. Requests for additional copies of this Offering Circular, the Letter of Transmittal or other information concerning the Company may be directed to the Exchange Agent or to the Solicitation Agent.

         The Exchange Consideration is being offered to Noteholders who are not "U.S. persons" (as defined in Regulation S under the Securities Act) in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Regulation S under the Securities Act. The Exchange Consideration and the Conversion Shares will have restrictions on their resale. See "Risk Factors -- Risk Factors Associated with the Exchange Offer -- Selling Restrictions" and "Selling Restrictions." The Exchange Consideration has not been approved or disapproved by any regulatory authority nor has any regulatory authority passed on the merits of the Exchange Offer or the accuracy or adequacy of this Offering Circular. Any representation to the contrary is unlawful.

         Regulation S, the safe harbor pursuant to which the Exchange Consideration is being offered, prohibits the Exchange Consideration or the Conversion Shares from coming into the hands of U.S. persons for a period of one year (unless registered under the Securities Act or sold pursuant to an exemption from such registration), deems the Exchange Consideration and the Conversion Shares "restricted securities" as defined in Rule 144 of the Securities Act, and imposes legend requirements. Hedging transactions involving the Exchange Consideration or the Conversion Shares may not be conducted unless in compliance with the Securities Act. The Company may, in its discretion, revise the selling restrictions on the Exchange Consideration and/or the Conversion Shares if the Commission should, subsequent to the date of this Offering Circular, give advice or interpretations respecting such restrictions imposed by Regulation S or Rule 144 or should the Commission amend Regulation S or Rule 144 respecting such restrictions. See "Selling Restrictions."

          The Company has agreed to file at the earliest practicable date and in any event not later than ninety (90) days from the first date of issuance of the Exchange Consideration, a registration statement with the Commission on an appropriate form to permit resales of the Common Stock Consideration and the Conversion Shares in the U.S. markets and to use its best efforts to maintain the effectiveness of such registration statement until such time as an exemption from registration to permit sales of the Common Stock Consideration and the Conversion Shares in the U.S. markets without restrictions under the Securities Act is available. At the present time, the exemption from registration that is available is Rule 144(k) ("Rule 144(k)") promulgated by the Commission under the Securities Act. Pursuant to this Rule, the Exchange Consideration and the Conversion Shares may be sold without restriction by persons who are not affiliates of the Company after the expiry of two years from the date of issuance of the Exchange Consideration.

         Acceptance of the Exchange Offer may result in tax or other legal consequences not discussed herein. Prospective participants are not to construe this Offering Circular or any prior or subsequent communication from the Company or the Solicitation Agent or any of their respective directors, officers, agents, or employees as legal, tax, or investment advice and should consult with and rely on the Noteholder's own professional advisors as to the consequences of accepting the Exchange Offer.

         In this Offering Circular, all references to U.S. dollars," "dollars," "U.S. $," "$" and "cents" are to United States dollars and cents.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR. IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS OFFERING CIRCULAR SHALL NOT, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

         THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN EXCHANGE OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER WOULD BE UNLAWFUL, AND THE COMPANY WILL NOT ACCEPT TENDERS FROM NOTEHOLDERS IN ANY JURISDICTION IN WHICH SUCH ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

         The Company has filed with the Commission an Issuer Tender Offer Statement on Schedule 13E-4, which term shall encompass any amendments thereto, under the Securities Exchange Act of 1934, as amended ("Exchange Act") with respect to the Exchange Offer. This Offering Circular does not contain all the information set forth in the Schedule 13E-4 and the exhibits thereto, to which reference is hereby made for further information about the Company and the Exchange Offer.

         Harken is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Schedule 13E-4 and all reports, proxy and information statements and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 700 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such documents may also be obtained at the Web site maintained by the Commission (http://www.sec.gov). In addition, the Common Stock is listed on the Amex, and such reports, proxy statements and other information concerning Harken may be inspected at the offices of the Amex, 86 Trinity Place, New York, New York, and at the office of the Luxembourg Paying Agent, the paying and conversion agent for the Notes in Luxembourg, at 43 Boulevard Royal, L-2955 Luxembourg. This Offering Circular does not contain all of the information set forth in the documents which the Company has filed with the Commission under the Exchange Act and to which reference is made herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Offering Circular and the information contained herein is summary in nature, does not purport to be a full and complete statement of the business, affairs and financial condition of the Company and should be read in conjunction with the following documents which are hereby incorporated by reference into this Offering Circular:

         (1) Harken's Annual Report on Form 10-K for the year ended December 31, 1998, as amended on August 12, 1999 (as amended, the "Annual Report");

         (2) Harken's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended on August 12, 1999 (the "March Quarterly Report");

         (3) Harken's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (the "June Quarterly Report");

         (4) Proxy Statement for the Annual Meeting of Stockholders of Harken held on June 22, 1999 (the "Proxy Statement");

         (5) Harken's Current Report on Form 8-K, filed on September 3, 1999, as amended on November 1, 1999;

         (6)      Harken's Current Report on Form 8-K, filed on October 15,
                  1999;

         (7)      Harken's Current Report on Form 8-K, filed on November 8,
                  1999; and

         (8) Harken's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (the "September Quarterly Report" and, collectively with the March Quarterly Report and the June Quarterly Report, the "Quarterly Reports").

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Offering Circular and to be a part hereof from their respective dates of filing. Any statement contained in this Offering Circular, in a supplement or amendment to this Offering Circular or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, amended or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any supplement or amendment to this Offering Circular or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, amends or supersedes such statement. Any statement so modified, amended or superseded shall not be deemed, except as so modified, amended or superseded, to constitute a part of this Offering Circular.

         The Company will provide without charge to each person to whom a copy of this Offering Circular has been delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this Offering Circular, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. The Company urges each Noteholder to request any such documents for informational or other purposes. Written or oral requests for such copies should be directed to Larry E. Cummings, Harken Energy Corporation, 16285 Park Ten Place, Suite 600, Houston, Texas 77084, (281) 717-1300.

         Neither the delivery of this Offering Circular nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs or financial condition of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

         The selection of certain sections of the documents incorporated herein by reference for summarization in this Offering Circular does not indicate that any sections of such documents not so selected for summarization are of any less importance, and such summaries are hereby qualified in their entirety by the full text of the documents incorporated herein by reference to which Noteholders are referred.

                           FORWARD LOOKING STATEMENTS

         This Offering Circular and the documents incorporated by reference herein contain certain "forward-looking statements" (as that term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In addition, all statements other than statements of historical facts included in this Offering Circular and the documents incorporated by reference herein, including, without limitation, statements regarding the Company's business strategy, future governmental regulation, oil and natural gas reserves, future drilling and development opportunities and operations, future acquisitions, future production of oil and natural gas (and the prices thereof and costs therefor), anticipated results of hedging activities, future capital expenditures and future net cash flows, are forward-looking statements and may contain information concerning financial results, economic conditions, trends and known uncertainties. Such statements reflect the Company's current views with respect to future events and financial performance, and involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of these various risks and uncertainties, including, without limitation, (i) factors discussed under "Risk Factors" such as oil and natural gas price fluctuations and markets, uncertainties of estimates of reserves and future net revenues, competition in the oil and natural gas industry, operating risks, risks associated with acquisitions, future need for and availability of capital, and regulatory and environmental risks, (ii) adverse changes in the market for the Company's oil and natural gas production and (iii) those additional factors discussed elsewhere in this Offering Circular and the documents incorporated by reference herein. Noteholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.


                               TABLE OF CONTENTS

                                                                           PAGE
Available Information.........................................................4
Incorporation of Certain Documents by Reference...............................4
Forward Looking Statements....................................................5
Summary  .....................................................................6
Risk Factors.................................................................19
Recent Developments..........................................................25
Financial Information about the Company......................................25
Capitalization...............................................................25
Pro Forma Combined Condensed Financial Statements............................26
Ratio of Earnings to Fixed Charges and Book Value per Share..................34
Price Range and Dividend Policy..............................................34
Purposes and Effects of the Exchange Offer...................................35
The Exchange Offer...........................................................35
Certain U.S. Federal Income Tax Considerations...............................41
Description of Capital Stock.................................................43
Selling Restrictions.........................................................48
Definition of U.S. Person under Regulation S.................................52
Global Preferred Stock Certificates; Book Entry..............................53
Appendix A - Certificate of Designation of the Preferred Stock..............A-1
Appendix B - Form of Investor Letter........................................B-1

                                    SUMMARY

         The following is a summary of certain terms of the Exchange Offer and certain other information contained in this Offering Circular. It is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere, or incorporated by reference, in this Offering Circular. For definitions of certain capitalized terms which are not specifically defined herein, see the Certificate of Designation (the "Certificate of Designation") of the Preferred Stock attached hereto as Appendix A. Unless otherwise indicated, references in this Offering Circular to the Company include its wholly-owned subsidiaries.

                                  THE COMPANY

         Harken Energy Corporation is engaged in oil and gas exploration, development and production operations both domestically and internationally through its various subsidiaries.

         Harken's domestic operations include oil and gas exploration, development and production operations in the Four Corners area of Utah, Arizona and New Mexico, in the onshore region of South Texas, in the Texas Panhandle region, in the Magnolia region of Arkansas, in the Carlsbad region of New Mexico, the onshore region of Southern Louisiana, and, beginning in August 1999, the Texas and Louisiana Gulf Coasts.

         Harken's international operations include five exclusive Association Contracts with the state-owned oil company in the Republic of Colombia and Harken's contract to participate in an Exploration and Production Contract signed with the Republic of Costa Rica.

         Harken was incorporated in 1973 in the State of California and reincorporated in 1979 in the State of Delaware. Harken's principal offices are located at 16285 Park Ten Place, Suite 600, Houston, Texas 77084, its telephone number is (281) 717-1300 and its fax number is (281) 717-1450.

         For further information regarding the Company, its business, operations and management, reference is hereby made to the Company's Annual Report, Quarterly Reports and Proxy Statement, each of which is incorporated herein by reference and made a part hereof for all purposes.

                   PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

         The principal purposes of the Exchange Offer are to reduce the Company's debt service requirements and to lower the Company's debt-equity ratio. As of the date of the Offering Circular, the Company's long term debt in the form of the Notes was $85,000,000. Depending upon the amount of Notes tendered as a result of the Exchange Offer, such long-term debt could be reduced to approximately $43,000,000. In addition, if the Company chooses to make both of the Elections, such long-term debt could be reduced to approximately $15,000,000. The Exchange Offer will permit the Noteholders to obtain an equity position in the Company upon terms more favorable than given to them in the Notes. See "Purposes and Effects of the Exchange Offer."

                               THE EXCHANGE OFFER

Terms.....................................  Upon the terms and subject to the limitations and conditions set
                                            forth in this Offering Circular and
                                            in the Letter of Transmittal, the
                                            Company is offering to exchange
                                            each $10,000 principal amount of
                                            Notes tendered to the Company prior
                                            to the Expiration Date and accepted
                                            by the Company for the Exchange
                                            Consideration, which consists of
                                            either (i) 4,000 shares of Common
                                            Stock or (ii) 1,000 shares of the
                                            Preferred Stock, at the election of
                                            the Noteholder.

Restriction on Offerees...................  The Exchange Offer is being offered only to Noteholders who are not
                                            U.S. persons in reliance upon an
                                            exemption from the registration
                                            requirements of the Securities Act
                                            pursuant to Regulation S of the
                                            Securities Act. Consequently, the
                                            Exchange Consideration received
                                            pursuant to the Exchange Offer will
                                            be subject to certain Selling
                                            Restrictions. See "The Exchange
                                            Offer -- Restriction on Offerees,"
                                            "Risk Factors -- Risk Factors
                                            Associated with the Exchange
                                            Offer -- Selling Restrictions" and
                                            "Selling Restrictions."

Conditions to the Exchange Offer..........  The Company will only issue in this exchange up to (i) 6,000,000 shares
                                            of Common Stock and (ii) 2,700,000
                                            shares of Preferred Stock in
                                            connection with the Exchange Offer;
                                            however, the Company may elect, in
                                            its sole discretion, to (a)
                                            increase the aggregate amount of
                                            the Common Stock to be issued in
                                            this exchange up to 10,000,000
                                            shares pursuant to the Common Stock
                                            Election and/or (b) increase the
                                            aggregate amount of Preferred Stock
                                            to be issued in this exchange up to
                                            4,500,000 shares pursuant to the
                                            Preferred Stock Election.
                                            Therefore, the Company will only
                                            exchange up to $42,000,000
                                            aggregate principal amount of Notes
                                            (or up to $70,000,000 aggregate
                                            principal amount of Notes if the
                                            Company makes the maximum amount of
                                            both of the Elections). Although
                                            the Company has no current plans
                                            otherwise, the Company may in its
                                            sole discretion elect to further
                                            increase the number of Notes to be
                                            accepted for exchange pursuant to
                                            the Exchange Offer. See "The
                                            Exchange Offer -- Tenders of Excess
                                            Aggregate Principal Amount of
                                            Notes."

                                            The Exchange Offer is further
                                            subject to certain other
                                            conditions, any or all of which may
                                            be waived by the Company. See "The
                                            Exchange Offer -- Certain
                                            Conditions of the Exchange Offer."

Expiration Date...........................  5:00 p.m., GMT, on December 15,
                                            1999, unless extended by the
                                            Company.

Selling Restrictions......................  Prior to the end of one year from the date of the issuance of the
                                            Exchange Consideration
                                            ("Distribution Compliance Period"),
                                            the Preferred Stock Consideration
                                            and the Common Stock Consideration
                                            and Conversion Shares may be sold,
                                            pledged or transferred only (i) to
                                            the Company, (ii) so long as the
                                            Exchange Consideration and the
                                            Conversion Shares are eligible for
                                            resale pursuant to Rule 144A, to a
                                            person whom the seller reasonably
                                            believes is a qualified
                                            institutional investor within the
                                            meaning of Rule 144A (a "QUIB")
                                            that purchases for its own account
                                            or for the account of a QUIB to
                                            whom notice is given that the
                                            resale, pledge or transfer is being
                                            made in reliance on Rule 144A,
                                            (iii) pursuant to offers and sales
                                            that occur outside the United
                                            States in a transaction meeting the
                                            requirements of Rules 901 to 905 of
                                            Regulation S under the Securities
                                            Act, or (iv) pursuant to an
                                            effective registration statement
                                            under the Securities Act, in each
                                            case in accordance with any
                                            applicable securities laws of any
                                            state of the United States.
                                            Regulation S provides that if
                                            within two years after the date of
                                            original issuance of the Exchange
                                            Consideration or if within three
                                            months after an investor ceases to
                                            be an affiliate (within the meaning
                                            of Rule 144 under the Securities
                                            Act) of the Company, the investor
                                            decides to resell, pledge or
                                            otherwise transfer the Exchange
                                            Consideration or the Conversion
                                            Shares, such Exchange Consideration
                                            or Conversion Shares, as the case
                                            may be, may be resold, pledged or
                                            transferred only (i) to the
                                            Company, (ii) so long as such
                                            securities are eligible for resale
                                            pursuant to Rule 144A, to a person
                                            whom the seller reasonably believes
                                            is a QUIB that purchases for its
                                            own account or for the account of a
                                            QUIB to whom notice is given that
                                            the resale, pledge or transfer is
                                            being made in reliance on Rule
                                            144A, (iii) pursuant to offers and
                                            sales that occur outside the United
                                            States in a transaction meeting the
                                            requirements of Rules 901 to 905 of
                                            Regulation S under the Securities
                                            Act, (iv) pursuant to an exemption
                                            from the registration requirements
                                            of the Securities Act provided by
                                            Rule 144 (if applicable) under the
                                            Securities Act or (v) pursuant to
                                            an effective registration statement
                                            under the Securities Act, in each
                                            case in accordance with any
                                            applicable securities laws of any
                                            state of the United States. See
                                            "Risk Factors -- Risk Factors
                                            Associated with the Exchange
                                            Offer -- Selling Restrictions" and
                                            "Selling Restrictions." During the
                                            time the foregoing selling
                                            restrictions apply to the Exchange
                                            Consideration, each holder thereof
                                            will be deemed to have represented
                                            and agreed to the foregoing selling
                                            restrictions and to certain other
                                            restrictions described in "Selling
                                            Restrictions." Each proposed
                                            transferee of the Common Stock
                                            Consideration will also be required
                                            to execute and deliver to the
                                            transfer agent an investor letter
                                            in the form attached to this
                                            Offering Circular as Appendix B
                                            acknowledging and agreeing to the
                                            foregoing selling restrictions
                                            during such time as such
                                            restrictions are applicable. See
                                            "The Exchange Offer -- Terms and
                                            Conditions of the Letter of
                                            Transmittal." The Company has
                                            agreed to file at the earliest
                                            practicable

                                            date and in any event not later
                                            than ninety (90) days from the date
                                            of issuance of the Exchange
                                            Consideration, a registration
                                            statement with the Commission on an
                                            appropriate form to permit resales
                                            of the Common Stock Consideration
                                            and the Conversion Shares in the
                                            U.S. markets and to use its best
                                            efforts to maintain the
                                            effectiveness of such registration
                                            statement until such time as an
                                            exemption from registration to
                                            permit sales of the Common Stock
                                            Consideration and Conversion Shares
                                            in the U.S. markets without
                                            restrictions under the Securities
                                            Act is available. The Company has
                                            no obligation to, and does not
                                            intend to, file a registration
                                            statement with respect to the
                                            Preferred Stock Consideration.
                                            Further, hedging transactions with
                                            respect to the Exchange
                                            Consideration and the Conversion
                                            Shares may not conducted unless in
                                            compliance with the Securities Act.
                                            The Company may, in its discretion,
                                            revise the selling restrictions on
                                            the Exchange Consideration and/or
                                            Conversion Shares if the Commission
                                            should, subsequent to the date of
                                            this Offering Circular, give advice
                                            or interpretations respecting such
                                            restrictions imposed by Regulation
                                            S or Rule 144 or should the
                                            Commission amend Regulation S or
                                            Rule 144 respecting such
                                            restrictions. If the Company so
                                            revises the selling restrictions,
                                            it will provide notice to the
                                            holders of the Preferred Stock by
                                            publication of a notice in the in
                                            the Luxembourg Wort of Luxembourg
                                            (a daily newspaper) and The
                                            Financial Times (European Edition)
                                            of London, England (any notice so
                                            distributed, "Publication Notice").
                                            Holders should contact their own
                                            legal advisors before effectuating
                                            any resales of the foregoing
                                            securities.

Restrictions on Offerees..................  The Exchange Consideration is being offered only to Noteholders who are
                                            not U.S. persons in reliance upon
                                            an exemption from the registration
                                            requirements of the Securities Act
                                            pursuant to Regulation S under the
                                            Act.

Treatment for Interim Interest Accruing
for Exchanged Notes.......................  Noteholders whose Notes are accepted in exchange for the Common
                                            Stock Consideration will receive a
                                            cash payment equal to the accrued
                                            and unpaid interest, if any, on
                                            such Notes accumulating after
                                            November 25, 1999 to, but
                                            excluding, the date of issuance of
                                            such Common Stock Consideration,
                                            payable as soon as practicable
                                            after the Expiration Date to the
                                            holders of such Notes.

                                            The Preferred Stock Consideration
                                            issued in exchange for Notes will
                                            begin to accrue dividends
                                            commencing on November 26, 1999,
                                            the interest payment date on the
                                            Notes.

Common Stock..............................  The Common stock is traded on the
                                            Amex under the symbol "HEC." On
                                            November 19, 1999, the last
                                            reported sales price of the Common
                                            Stock on the Amex was $1.06.

Preferred Stock...........................  Until and including March 31, 2004, each share of Preferred Stock will
                                            accrue a $0.50 annual dividend
                                            (equivalent to 5% annually or $500
                                            per $10,000 of Preferred Stock),
                                            commencing November 26, 1999,
                                            payable semi-annually on May 26 and
                                            November 26 of each year, when, as
                                            and if declared by the Board of
                                            Directors. Thereafter, each share
                                            of Preferred Stock will accrue a
                                            $0.75 annual dividend (equivalent
                                            to 7.5% annually or $750 per
                                            $10,000 of Preferred Stock) payable
                                            semi-annually in arrears, when, as
                                            and if declared by the Board of
                                            Directors. Dividends shall be paid
                                            without reduction for any
                                            withholding tax. The Company may
                                            elect to pay dividends on account
                                            of arrears for any unpaid dividends
                                            for any past dividend period at any
                                            time.

                                            Dividends on the Preferred Stock
                                            will be payable in cash or, at the
                                            option of the Company, in shares of
                                            Common Stock valued at 95% of the
                                            average of the Market Prices
                                            thereof for the twenty-five (25)
                                            Stock Exchange Business Days prior
                                            to the dividend payment date;
                                            provided, however, that the Company
                                            may elect to pay such dividends in
                                            shares of Common Stock only if such
                                            shares would be Freely Tradeable
                                            (as defined in the Certificate of
                                            Designation) in the United States
                                            upon their issuance. "Market Price"
                                            is defined as the closing price of
                                            the Common Stock on the Amex or any
                                            Alternative Stock Exchange on any
                                            Stock Exchange Business Day.
                                            "Alternative Stock Exchange" means
                                            any other national or regional
                                            stock exchange or quotation

                                            service such as the Nasdaq National
                                            Market System or any similar
                                            quotation service maintained by the
                                            National Quotation Bureau or any
                                            successor thereto. "Stock Exchange
                                            Business Day" is defined as any day
                                            (other than a Saturday or Sunday)
                                            on which the Amex or the
                                            Alternative Stock Exchange, as the
                                            case may be, is open for business.

                                            The amount of accrued and unpaid
                                            dividends (whether or not earned or
                                            declared) accrued by the Preferred
                                            Stock will be payable upon any
                                            mandatory conversion or optional
                                            redemption by the Company upon such
                                            conversion or redemption; provided,
                                            however, upon any conversion of the
                                            Preferred Stock by the holder of
                                            such Preferred Stock accrued
                                            and unpaid dividends will only be
                                            payable through the end of the full
                                            dividend payment period ending
                                            prior to the date of conversion.

                                            The Preferred Stock will have a
                                            liquidation value of $10.00 per
                                            share and will not be subject to
                                            any sinking fund or mandatory
                                            redemption requirements. The
                                            Preferred Stock will be convertible
                                            at any time prior to redemption, at
                                            the option of the holder thereof,
                                            into shares of Common Stock at an
                                            initial conversion rate (the
                                            "Preferred Conversion Price") of
                                            $3.00 per share (or a conversion
                                            ratio of approximately 3.333 shares
                                            of Common Stock to 1 share of
                                            Preferred Stock or approximately
                                            3,333 shares of Common Stock per
                                            $10,000 of Preferred Stock). In the
                                            event any exchange of Notes for
                                            Preferred Stock pursuant to the
                                            Exchange Offer would result in the
                                            issuance of a fractional share of
                                            Preferred Stock, the number of
                                            shares to be issued will be rounded
                                            to the nearest whole number. In the
                                            event that the Company has not
                                            filed a registration statement with
                                            the Commission to permit resales of
                                            the Conversion Shares and such
                                            registration statement has not been
                                            declared effective within six
                                            months from the date of the
                                            issuance of the Preferred Stock
                                            Consideration, or there is not an
                                            applicable exemption from
                                            registration then in effect for the
                                            Conversion Shares, the Preferred
                                            Conversion Price will be reduced by
                                            5% and by a further 5% for each
                                            subsequent whole six month period
                                            that the registration statement is
                                            not declared effective or an
                                            applicable exemption does not
                                            exist. See " -- Comparison of the
                                            Notes and Preferred Stock" and
                                            Appendix A. The Preferred
                                            Conversion Price is subject to
                                            adjustment in certain
                                            circumstances. See Appendix A.

Mandatory Conversion......................  The Company may, at its option, at a time when the Conversion Shares
                                            are Freely Tradeable (as defined in
                                            the Certificate of Designation)
                                            cause all the Preferred Stock to be
                                            converted into shares of Common
                                            Stock at the Preferred Conversion
                                            Price at any time and from time to
                                            time after December 1, 2000, by
                                            giving thirty days Publication
                                            Notice within thirty (30) trading
                                            days of having met the criteria
                                            described below, if the average of
                                            the Market Prices of the Common
                                            Stock over the Stock Exchange
                                            Business Days in any twenty (20)
                                            consecutive trading day period
                                            ending not more than five days
                                            prior to the giving of such
                                            Publication Notice by the Company,
                                            has equaled or exceeded $3.75. Upon
                                            any mandatory conversion of any
                                            Preferred Stock by the Company,
                                            payment will be made by the Company
                                            in either cash or shares of Common
                                            Stock for accrued and unpaid
                                            dividends; provided, however, that
                                            such payment may be made in shares
                                            of Common Stock only if such shares
                                            would be Freely Tradeable in the
                                            United States upon their issuance.

Optional Redemption.......................  All of the Preferred Stock may be
                                            redeemed at the Company's option at
                                            any time, for $10.00 per share plus
                                            accrued and unpaid dividends (the
                                            "Redemption Value"), upon not less
                                            than thirty (30) calendar days
                                            Publication Notice to the holders
                                            of the Preferred Stock. During the
                                            notice period, holders of the
                                            Preferred Stock retain the ability
                                            to convert the Preferred Stock
                                            Consideration into Conversion
                                            Shares. Commencing June 1, 2004,
                                            Harken may further elect, in any
                                            six month period, to redeem up to
                                            50% of the outstanding Preferred
                                            Stock for Common Stock (valued at
                                            the average Market Price during the
                                            twenty (20) consecutive Stock
                                            Exchange Business Days ending not
                                            more than five days prior to the
                                            giving of the Publication Notice
                                            described above) (i) at 115% of the
                                            Redemption Value if the aggregate
                                            Market Price of all of the
                                            outstanding shares of Common Stock
                                            on the date notice of redemption is
                                            provided is $300 million

                                            or more; or (ii) at 120% of the
                                            Redemption Value if the aggregate
                                            Market Price of all of the
                                            outstanding shares of Common Stock
                                            on the date notice of redemption is
                                            provided is less than $300 million.

Form   ...................................  The Preferred Stock Consideration
                                            will be represented initially by
                                            single, temporary global Preferred
                                            Stock certificate (the "Temporary
                                            Global Certificate") in fully
                                            registered form and will be
                                            deposited with or on behalf of The
                                            Depository Trust Company as
                                            depository ("DTC") and registered
                                            in the name of DTC or its nominee.
                                            On or shortly after the closing
                                            date of the Exchange Offer (the
                                            "Closing Date"), the DTC accounts
                                            for Euroclear and Cedelbank will be
                                            credited with the appropriate
                                            amounts of Preferred Stock as
                                            requested by the Agent Member
                                            Banks, and the interests in the
                                            Preferred Stock so credited will be
                                            held by Euroclear and Cedelbank on
                                            behalf of such Agent Member Banks.
                                            On or after the first anniversary
                                            of the Closing Date, upon
                                            certification as to non-U.S. person
                                            or QUIB beneficial ownership, the
                                            Company will deposit a single,
                                            permanent global Preferred Stock
                                            certificate (the "Global
                                            Certificate") in fully registered
                                            form with or on behalf of DTC and
                                            registered in the name of DTC or
                                            its nominee to replace the
                                            Temporary Global Certificate. The
                                            Temporary Global Certificate will
                                            then be cancelled. Except as
                                            described herein, Preferred Stock
                                            certificates will not be issued in
                                            exchange for beneficial interests
                                            in such Global Certificates. See
                                            "Global Preferred Stock
                                            Certificates; Book Entry."

Identification Numbers....................  The CUSIP Number for the Preferred
                                            Stock is 412552-20-0, the ISIN
                                            number for the Preferred Stock is
                                            US4125522007, and the Swiss
                                            Securities Number for the Preferred
                                            Stock is 1020294.

                                            The CUSIP Number for the Common
                                            Stock is 412552-10-1,and the Swiss
                                            Securities Number for the Common
                                            Stock is 937712.

Expiration Date; Withdrawals..............  The Company will accept for exchange Notes validly tendered and
                                            not withdrawn prior to 5:00 p.m.,
                                            GMT, on December 15, 1999, or if
                                            the Exchange Offer is extended by
                                            the Company, in its sole
                                            discretion, the latest date and
                                            time to which extended. The
                                            Exchange Offer will expire on the
                                            Expiration Date. Tenders may be
                                            withdrawn at any time prior to the
                                            Expiration Date. Thereafter, such
                                            tenders are irrevocable, except
                                            that they may be withdrawn after
                                            the expiration of 40 business days
                                            from the commencement of the
                                            Exchange Offer, unless accepted for
                                            exchange prior to that date. See
                                            "The Exchange Offer -- Withdrawal
                                            Rights."

Extensions, Amendments and
Terminations..............................  The Company expressly reserves the right to: (i) extend, amend,
                                            increase or modify the terms of the
                                            Exchange Offer or any portion
                                            thereof in any manner and (ii)
                                            withdraw or terminate the Exchange
                                            Offer and not accept for exchange
                                            any Notes, at any time for any
                                            reason. See "The Exchange Offer --
                                            Expiration Date; Extensions;
                                            Amendments; Termination."

How to Tender.............................  Since all of the Notes are
                                            currently held in permanent global
                                            form and accepted for clearance
                                            through Euroclear and Cedelbank,
                                            tendering beneficial owner(s) of
                                            Notes must request their Agent
                                            Member Bank to effectuate the
                                            transaction for them. In addition,
                                            their Agent Member Bank must
                                            complete and sign the Letter of
                                            Transmittal or a facsimile thereof
                                            on behalf of each beneficial
                                            owner(s) of Notes in accordance
                                            with the instructions in the Letter
                                            of Transmittal and any other
                                            required documents. Questions
                                            regarding how to tender and
                                            requests for information should be
                                            directed to the Solicitation Agent.
                                            See "Exchange Offer -- How to
                                            Tender."

 Acceptance of Tenders....................  Subject to the terms and conditions of the Exchange Offer, Notes
                                            validly tendered will be accepted
                                            on or promptly after the Expiration
                                            Date. Subject to such terms and
                                            conditions, certificates for the
                                            Common Stock Consideration to be
                                            issued in exchange for properly
                                            tendered Notes will be mailed by
                                            the Exchange Agent promptly after

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
                                            acceptance of the tendered Notes.
                                            See "The Exchange Offer --
                                            Acceptance of Tenders."

Certain U.S. Federal Income
Tax Considerations........................  Non-U.S. Noteholders are urged to contact their tax advisers with
                                            respect to the tax implications of
                                            any exchange of Notes for the
                                            Exchange Consideration and the
                                            ownership of Preferred Stock and
                                            Common Stock. See "Certain U.S.
                                            Federal Income Tax Considerations."

Listing Considerations....................  The Company shall, if so requested by the Solicitation Agent, use its
                                            best efforts to list the Preferred
                                            Stock on the Bermuda Stock Exchange
                                            or, at the Company's election,
                                            another non-U.S. stock exchange
                                            which is reasonably acceptable to
                                            the Solicitation Agent and the
                                            Company. However, no assurance can
                                            be given that such listing
                                            application will be accepted. See
                                            "Risk Factors." The Common Stock
                                            Consideration and the Conversion
                                            Shares will be listed on the Amex.

Un-tendered Notes.........................  Noteholders who do not tender their
                                            Notes in the Exchange Offer or
                                            whose Notes are not accepted for
                                            exchange will continue to hold such
                                            Notes and will be entitled to all
                                            the rights and preferences, and
                                            will be subject to all of the
                                            limitations applicable thereto. The
                                            remaining Noteholders may be
                                            subject to the risk of the possible
                                            delisting of the Notes from the
                                            Luxembourg Stock Exchange, should
                                            subsequent events occur, including
                                            possible market repurchases by the
                                            Company, that cause the total
                                            aggregate outstanding principal
                                            amount of the Notes to fall below
                                            approximately $250,000. See "Risk
                                            Factors."

Solicitation Agent........................  RP&C International, Inc. is serving as Solicitation Agent in connection
                                            with the Exchange Offer. Requests
                                            for additional copies of this
                                            Offering Circular, Letter of
                                            Transmittal or other information
                                            concerning the Company should be
                                            directed to the Solicitation Agent
                                            at its address and telephone number
                                            set forth on the back of this
                                            Offering Circular. See "The
                                            Exchange Offer -- Solicitation of
                                            Tenders; Expenses."

                COMPARISON OF THE NOTES AND THE PREFERRED STOCK

       The following is a brief summary comparison of certain of the principal terms of the Notes and the Preferred Stock. Noteholders are encouraged to review in detail the terms of the Preferred Stock, as set forth in the Certificate of Designation attached hereto as Appendix A, the description of the Common Stock set forth under the heading "Description of Capital Stock -- Common Stock" and the terms of the Trust Indenture and Notes for a more complete description of each security.

                                                         NOTES                                    PREFERRED STOCK
Interest/Dividend Rate ...................  5% annual interest (equivalent to     Until and including March 31, 2004,
                                            $500 annually per $10,000 principal   each share of Preferred Stock will
                                            amount of Notes) payable              accrue a $0.50 annual dividend
                                            semi-annually in arrears on May 26    (equivalent to 5% annually or $500
                                            and November 26 of each year,         per $10,000 of Preferred Stock),
                                            commencing November 26, 1998.         commencing November 26, 1999,
                                                                                  payable semi-annually on May 26 and
                                                                                  November 26 of each year, when, as
                                                                                  and if declared by the Board of
                                                                                  Directors. Thereafter, each share
                                                                                  of Preferred Stock will accrue a
                                                                                  $0.75 annual dividend (equivalent
                                                                                  to 7.5% annually or $750 per
                                                                                  $10,000 of Preferred Stock) payable
                                                                                  semi-annually in arrears, when, as
                                                                                  and if declared by the Board of
                                                                                  Directors. Dividends shall be paid
                                                                                  without reduction for any
                                                                                  withholding tax. The Company may
                                                                                  elect to pay dividends on account
                                                                                  of arrears for any unpaid dividends
                                                                                  for any past dividend period at any
                                                                                  time.

                                                                                  Dividends on the Preferred Stock
                                                                                  will be payable in cash or, at the
                                                                                  option of the Company, in shares of
                                                                                  Common Stock valued at 95% of the
                                                                                  average of the Market Prices
                                                                                  thereof for the twenty-five (25)
                                                                                  Stock Exchange Business Days prior
                                                                                  to the dividend payment date;
                                                                                  provided, however, that the Company
                                                                                  may elect to pay such dividends in
                                                                                  shares of Common Stock only if such
                                                                                  shares would be Freely Tradeable in
                                                                                  the United States upon their
                                                                                  issuance.

                                                                                  The amount of accrued and unpaid
                                                                                  dividends (whether or not earned or
                                                                                  declared) accrued by the Preferred
                                                                                  Stock will be payable upon any
                                                                                  mandatory conversion or optional
                                                                                  redemption by the Company upon such
                                                                                  conversion or redemption; provided,
                                                                                  however, upon any conversion of the
                                                                                  Preferred Stock by the holder of
                                                                                  such Preferred Stock accrued and
                                                                                  unpaid dividends will only be
                                                                                  payable through the end of the full
                                                                                  dividend payment period ending
                                                                                  prior to the date of conversion.

Maturity..................................  May 26, 2003.                         The Preferred Stock will not be
                                                                                  subject to any sinking fund or
                                                                                  mandatory redemption requirements.
                                                                                  However, on March 31, 2004, the
                                                                                  dividends declared and paid on the
                                                                                  Preferred Stock increase to 7.5%
                                                                                  per annum.

Restrictions on Payment
of Interest/Dividends.....................  None.                                 Under the Delaware General
                                                                                  Corporation Law (the "DGCL"), the
                                                                                  Company may only pay dividends out
                                                                                  of surplus, as defined therein, or,
                                                                                  if no surplus is available, out of
                                                                                  its net profits for the fiscal year
                                                                                  in which the dividend or
                                                                                  distribution is declared and the
                                                                                  preceding fiscal year, and neither
                                                                                  dividends nor distributions may be
                                                                                  declared or paid if the Company is
                                                                                  or would be rendered insolvent by
                                                                                  virtue of the dividend
                                                                                  distribution.

Conversion................................  Convertible at the option of the      Convertible at any time prior to
                                            Noteholder at any time prior to       redemption, at the option of the
                                            maturity, unless previously           holder thereof, into shares of
                                            redeemed, into Common Stock at the    Common Stock at an initial
                                            Note Conversion Price of $6.50        Preferred Conversion Price of $3.00
                                            (equivalent to approximately 1,538    per share (equivalent to a
                                            shares of Common Stock per $10,000    conversion ratio of approximately
                                            principal amount of Notes).           3.333 shares of Common Stock to 1
                                                                                  share of Preferred Stock or
                                                                                  approximately 3,333 shares of
                                                                                  Common Stock per $10,000 of
                                                                                  Preferred Stock). Such a conversion
                                                                                  would not be taxable for U.S.
                                                                                  Federal income tax purposes.

                                                                                  In the event that the Company has
                                                                                  not filed a registration statement
                                                                                  with the Commission to permit
                                                                                  resales of the Conversion Shares
                                                                                  and such registration statement has
                                                                                  not been declared effective within
                                                                                  six months from the date of the
                                                                                  issuance of the Preferred Stock
                                                                                  Consideration, or there is not an
                                                                                  applicable exemption from
                                                                                  registration then in effect for the
                                                                                  Conversion Shares, the Preferred
                                                                                  Conversion Price will be reduced by
                                                                                  5% and by a further 5% for each
                                                                                  subsequent whole six month period
                                                                                  that the registration statement is
                                                                                  not declared effective or an
                                                                                  applicable exemption does not
                                                                                  exist.

Conversion Price Reset....................  The Note Conversion Price is          The Preferred Conversion Price is
                                            subject to adjustment upon the        subject to adjustment upon the
                                            occurrence of certain events.         occurrence of certain events.

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
Mandatory Conversion......................  The Notes may be converted in         The Company may, at its option, at
                                            whole, at the Company's option, if    a time when the Conversion Shares
                                            at any time the average of the        are Freely Tradeable (as defined in
                                            Market Price of the Common Stock      the Certificate of Designation)
                                            over the Stock Exchange Business      cause all the Preferred Stock to be
                                            Days (as defined in the Trust         converted into shares of Common
                                            Indenture with respect to the         Stock at the Preferred Conversion
                                            Notes) in any 30 consecutive          Price at any time and from time to
                                            calendar day period, the first day    time after December 1, 2000, by
                                            of which falls on or after May 26,    giving thirty days Publication
                                            1998, and the last day of which       Notice within thirty (30) trading
                                            falls on or after the Effective       days of having met the criteria
                                            Date, equals or exceeds 125% of the   described below, if the average of
                                            Conversion Price. "Market Price"      the Market Prices of the Common
                                            means the daily closing sale price    Stock over the Stock Exchange
                                            of the Common Stock for a Stock       Business Days in any twenty (20)
                                            Exchange Business Day. The            consecutive trading day period
                                            "Effective Date" means (i) the        ending not more than five days
                                            effective date of a registration      prior to the giving of such
                                            statement filed by the Company with   Publication Notice by the Company,
                                            the Commission with respect to the    has equaled or exceeded $3.75. Upon
                                            shares underlying the Notes (the      any mandatory conversion of any
                                            "Note Shares") and (ii) the date      Preferred Stock by the Company,
                                            such Note Shares may be sold          payment will be made by the Company
                                            pursuant to the exemption from        in either cash or shares of Common
                                            registration under the Securities     Stock for accrued and unpaid
                                            Act pursuant to Rule 144              dividends; provided, however, that
                                            promulgated by the Commission under   such payment may be made in shares
                                            the Securities Act, or other          of Common Stock only if such shares
                                            exemption from registration under     would be Freely Tradeable in the
                                            such Act.                             United States upon their issuance.

Optional Redemption.......................  The Notes may be redeemed for cash    All of the Preferred Stock may be
                                            at the Company's option, upon not     redeemed at the Company's option at
                                            less than 30 calendar days notice     any time, at the Redemption Value,
                                            to the Noteholders in whole or in     upon not less than thirty (30)
                                            part, at any time on or after May     calendar days Publication Notice to
                                            26, 2002. Commencing November 26,     the holders of the Preferred Stock.
                                            2002, Harken may redeem up to 50%     During the notice period, holders
                                            of the Notes for Note Shares and,     of the Preferred Stock retain the
                                            on May 26, 2003, the maturity date,   ability to convert the Preferred
                                            Harken may redeem all remaining       Stock Consideration into Conversion
                                            Notes for Note Shares. If Harken      Shares. Commencing June 1, 2004,
                                            elects to redeem the Notes for Note   Harken may further elect, in any
                                            Shares, each Note will be redeemed    six month period, to redeem up to
                                            for the number of Note Shares of      50% of the outstanding Preferred
                                            Common Stock equal to 110% of the     Stock for Common Stock (valued at
                                            sum of the face value of the Note     the average Market Price during the
                                            divided by the average of the         twenty (20) consecutive Stock
                                            Market Price of the Common Stock      Exchange Business Days ending not
                                            over the 30 calender day period       more than five days prior to the
                                            immediately preceding the date of     giving of the Publication Notice
                                            notice of such redemption;            described above) (i) at 115% of the
                                            provided, however, that if the        Redemption Value if the aggregate
                                            average of the aggregate Market       Market Price of all of the
                                            Price of all of the outstanding       outstanding shares of Common Stock
                                            shares of Common Stock over such 30   on the date notice of redemption is
                                            calendar day period is less than      provided is $300 million or more;
                                            $500 million, each Note will be       or (ii) at 120% of the Redemption
                                            redeemed for the number of shares     Value if the aggregate Market Price
                                            of Common Stock equal to 115% of      of all of the outstanding shares of
                                            the sum of the face value of the      Common Stock on the date notice of
                                            Note divided by the average of the    redemption is provided is less than
                                            Market Price of the Common Stock      $300 million.
                                            over the 30 calender day period
                                            immediately preceding the date of
                                            notice of such redemption.

Ranking...................................  The Notes are senior unsecured        The Preferred Stock will be
                                            obligations of the Company and will   subordinate to claims of creditors,
                                            rank pari passu with all present      including holders of the Company's
                                            and future Indebtedness (as defined   outstanding debt securities
                                            in the Trust Indenture with respect   (including the Notes), but senior
                                            to the Notes) of the Company,         to claims of the holders of the
                                            except that (i) the Company and/or    Company's Common Stock. The
                                            its Principal Subsidiaries (as        Preferred Stock will also be
                                            defined in the Trust Indenture with   effectively subordinated to all
                                            respect to the Notes) may become      claims of creditors of the
                                            liable with respect to secured        Company's subsidiaries. There will
                                            Indebtedness incurred in connection   be no restriction on the Company's
                                            with purchase money obligations in    ability to issue additional shares
                                            respect of any property or assets     of Preferred Stock (including
                                            or to pay all or a portion of the     Preferred Stock with the same
                                            purchase price of property acquired   designations and preferences as the
                                            by the Company, or the Company may    Preferred Stock) so long as such
                                            become liable with respect to         additional preferred stock ranks
                                            Indebtedness that is secured by       junior or pari passu to this series
                                            existing assets of the Company,       of Preferred Stock.
                                            provided that such Indebtedness and
                                            the security extend only to the
                                            property so encumbered or the asset
                                            so acquired and (ii) in addition to
                                            any indebtedness incurred pursuant
                                            to (i), the Company may further
                                            incur additional indebtedness,
                                            whether secured or unsecured, up to
                                            the amount of $42,500,000 that may
                                            be made senior in payment to the
                                            Notes. The Notes also rank senior
                                            to all existing and future
                                            Subordinated Obligations (as
                                            defined in the Trust Indenture with
                                            respect to the Notes). The Notes
                                            are not secured by any assets or
                                            other properties of the Company.


Form......................................  The Notes are represented by a        The Preferred Stock Consideration
                                            global note (the "Global Note"),      will be represented initially by
                                            without interest coupons, which has   the Temporary Global Certificate in
                                            been deposited with a common          fully registered form and will be
                                            depository on or about May 26,        deposited with or on behalf of DTC
                                            1999, and held on behalf of           and registered in the name of DTC
                                            Euroclear and Cedelbank for credit    or its nominee. On or shortly after
                                            to the accounts designated by the     the Closing Date, the DTC accounts
                                            Noteholders at Euroclear and          for Euroclear and Cedelbank will be
                                            Cedelbank.                            credited with the appropriate
                                                                                  amounts of Preferred Stock as
                                                                                  requested by the Agent Member
                                                                                  Banks, and the interests in the
                                                                                  Preferred Stock so credited will be
                                                                                  held by Euroclear and Cedelbank on
                                                                                  behalf of such Agent Member Banks.
                                                                                  On or after the first anniversary
                                                                                  of the Closing Date, upon
                                                                                  certification as to non-U.S. person
                                                                                  or QUIB beneficial ownership, the
                                                                                  Company will deposit the Global
                                                                                  Certificate in fully registered
                                                                                  form with or on behalf of DTC and
                                                                                  registered in the name of DTC or
                                                                                  its nominee to replace the
                                                                                  Temporary Global Certificate. The
                                                                                  Temporary Global Certificate will
                                                                                  then be cancelled. Except as
                                                                                  described herein, Preferred Stock
                                                                                  certificates will not be issued in
                                                                                  exchange for beneficial interests
                                                                                  in such Global

                                                                                  Certificates. See "Global Preferred
                                                                                  Stock Certificates; Book Entry."

Voting Rights.............................  None.                                 Non-voting, except as otherwise required
                                                                                  by law.

Listing...................................  Luxembourg Stock Exchange.            The Company shall, if so requested
                                                                                  by the Solicitation Agent, use its
                                                                                  best efforts to list the Preferred
                                                                                  Stock on the Bermuda Stock Exchange
                                                                                  or, at the Company's election,
                                                                                  another non-U.S. stock exchange
                                                                                  which is reasonably acceptable to
                                                                                  the Solicitation Agent and the
                                                                                  Company. However, no assurance can
                                                                                  be given that such listing
                                                                                  application will be accepted. See
                                                                                  "Risk Factors." The Common Stock
                                                                                  Consideration and the Conversion
                                                                                  Shares will be listed on the Amex.

Selling Restrictions......................  The Notes were issued pursuant to     Prior to the end of one year from
                                            Regulation S under the Securities     the date of the issuance of the
                                            Act. As a result, within two years    Exchange Consideration
                                            after the date of original issuance   ("Distribution Compliance Period"),
                                            of the Notes or within three months   the Preferred Stock Consideration
                                            after the Noteholder ceases to be     and the Common Stock Consideration
                                            an affiliate (within the meaning of   and Conversion Shares may be sold,
                                            Rule 144 under the Securities Act)    pledged or transferred only (i) to
                                            of the Company, the Notes may be      the Company, (ii) so long as the
                                            resold, pledged or transferred only   Exchange Consideration and the
                                            (i) to the Company, (ii) so long as   Conversion Shares are eligible for
                                            such securities are eligible for      resale pursuant to Rule 144A, to a
                                            resale pursuant to Rule 144A, to a    person whom the seller reasonably
                                            person whom the seller reasonably     believes is a qualified
                                            believes is a QUIB that purchases     institutional investor within the
                                            for its own account or for the        meaning of Rule 144A (a "QUIB")
                                            account of a QUIB to whom notice is   that purchases for its own account
                                            given that the resale, pledge or      or for the account of a QUIB to
                                            transfer is being made in reliance    whom notice is given that the
                                            on Rule 144A, (iii) pursuant to       resale, pledge or transfer is being
                                            offers and sales that occur outside   made in reliance on Rule 144A,
                                            the United States in a transaction    (iii) pursuant to offers and sales
                                            meeting the requirements of Rule      that occur outside the United
                                            904 of Regulation S under the         States in a transaction meeting the
                                            Securities Act, (iv) pursuant to an   requirements of Rules 901 to 905 of
                                            exemption from the registration       Regulation S under the Securities
                                            requirements of the Securities Act    Act, or (iv) pursuant to an
                                            provided by Rule 144 (if              effective registration statement
                                            applicable) under the Securities      under the Securities Act, in each
                                            Act, or (v) pursuant to an            case in accordance with any
                                            effective registration statement      applicable securities laws of any
                                            under the Securities Act, in each     state of the United States.
                                            case in accordance with any           Regulation S provides that if
                                            applicable securities laws of any     within two years after the date of
                                            state of the United States. The       original issuance of the Exchange
                                            Company has no obligation to, and     Consideration or if within three
                                            does not intend to, file a            months after an investor ceases to
                                            registration statement with the       be an affiliate (within the meaning
                                            Commission with respect to the        of Rule 144 under the Securities
                                            Notes.                                Act) of the Company, the investor
                                                                                  decides to resell, pledge or
                                                                                  otherwise transfer the Exchange
                                                                                  Consideration or the Conversion
                                                                                  Shares, such Exchange Consideration
                                                                                  or Conversion Shares, as the case
                                                                                  may be, may be resold, pledged or
                                                                                  transferred only (i) to the
                                                                                  Company, (ii) so long as such
                                                                                  securities are eligible for resale
                                                                                  pursuant to Rule 144A, to a person
                                                                                  whom the seller reasonably believes
                                                                                  is a QUIB that

                                                                                  purchases for its own account or
                                                                                  for the account of a QUIB to whom
                                                                                  notice is given that the resale,
                                                                                  pledge or transfer is being made in
                                                                                  reliance on Rule 144A, (iii)
                                                                                  pursuant to offers and sales that
                                                                                  occur outside the United States in
                                                                                  a transaction meeting the
                                                                                  requirements of Rules 901 to 905 of
                                                                                  Regulation S under the Securities
                                                                                  Act, (iv) pursuant to an exemption
                                                                                  from the registration requirements
                                                                                  of the Securities Act provided by
                                                                                  Rule 144 (if applicable) under the
                                                                                  Securities Act or (v) pursuant to
                                                                                  an effective registration statement
                                                                                  under the Securities Act, in each
                                                                                  case in accordance with any
                                                                                  applicable securities laws of any
                                                                                  state of the United States. See
                                                                                  "Risk Factors -- Risk Factors
                                                                                  Associated with the Exchange Offer
                                                                                  -- Selling Restrictions" and
                                                                                  "Selling Restrictions." During the
                                                                                  time the foregoing selling
                                                                                  restrictions apply to the Exchange
                                                                                  Consideration, each holder thereof
                                                                                  will be deemed to have represented
                                                                                  and agreed to the foregoing selling
                                                                                  restrictions and to certain other
                                                                                  restrictions described in "Selling
                                                                                  Restrictions." Each proposed
                                                                                  transferee of the Common Stock
                                                                                  Consideration will also be required
                                                                                  to execute and deliver to the
                                                                                  transfer agent an investor letter
                                                                                  in the form attached to this
                                                                                  Offering Circular as Appendix B
                                                                                  acknowledging and agreeing to the
                                                                                  foregoing selling restrictions
                                                                                  during such time as such
                                                                                  restrictions are applicable. See
                                                                                  "The Exchange Offer -- Terms and
                                                                                  Conditions of the Letter of
                                                                                  Transmittal." The Company has
                                                                                  agreed to file at the earliest
                                                                                  practicable date and in any event
                                                                                  not later than ninety (90) days
                                                                                  from the date of issuance of the
                                                                                  Exchange Consideration, a
                                                                                  registration statement with the
                                                                                  Commission on an appropriate form
                                                                                  to permit resales of the Common
                                                                                  Stock Consideration and the
                                                                                  Conversion Shares in the U.S.
                                                                                  markets and to use its best efforts
                                                                                  to maintain the effectiveness of
                                                                                  such registration statement until
                                                                                  such time as an exemption from
                                                                                  registration to permit sales of the
                                                                                  Common Stock Consideration and
                                                                                  Conversion Shares in the U.S.
                                                                                  markets without restrictions under
                                                                                  the Securities Act is available.
                                                                                  The Company has no obligation to,
                                                                                  and does not intend to, file a
                                                                                  registration statement with respect
                                                                                  to the Preferred Stock
                                                                                  Consideration. Further, hedging
                                                                                  transactions with respect to the
                                                                                  Exchange Consideration and the
                                                                                  Conversion Shares may not conducted
                                                                                  unless in compliance with the
                                                                                  Securities Act. The Company may, in
                                                                                  its discretion, revise the selling

                                                                                  restrictions on the Exchange
                                                                                  Consideration and/or Conversion
                                                                                  Shares if the Commission should,
                                                                                  subsequent to the date of this
                                                                                  Offering Circular, give advice or
                                                                                  interpretations respecting such
                                                                                  restrictions imposed by Regulation
                                                                                  S or Rule 144 or should the
                                                                                  Commission amend Regulation S or
                                                                                  Rule 144 respecting such
                                                                                  restrictions. If the Company so
                                                                                  revises the selling restrictions,
                                                                                  it will provide notice to the
                                                                                  holders of the Preferred Stock by
                                                                                  Publication Notice. Holders should
                                                                                  contact their own legal advisors
                                                                                  before effectuating any resales of
                                                                                  the foregoing securities.

Registration of Underlying
Securities................................  The shares of Common Stock            The Company has agreed to file at
                                            underlying the Notes have been        the earliest practicable date and
                                            registered under the Securities       in any event not later than ninety
                                            Act, pursuant to an effective         (90) days from the first date of
                                            registration statement dated June     issuance of the Exchange
                                            26, 1999.                             Consideration, a registration
                                                                                  statement with the Commission on an
                                                                                  appropriate form to permit resales
                                                                                  of the Conversion Shares in the
                                                                                  U.S. markets and to use its best
                                                                                  efforts to maintain the
                                                                                  effectiveness of such registration
                                                                                  statement until such time as an
                                                                                  exemption from registration to
                                                                                  permit sales of the Conversion
                                                                                  Shares in the U.S. markets without
                                                                                  restrictions under the Securities
                                                                                  Act is available.

                                  RISK FACTORS

         In evaluating the Exchange Offer, Noteholders should carefully consider, in addition to the other information set forth elsewhere in this Offering Circular and the documents incorporated by reference herein, the following investment considerations:

RISK FACTORS ASSOCIATED WITH THE EXCHANGE OFFER

         Selling Restrictions. The Exchange Consideration is being offered pursuant to Regulations S. Regulations S imposes additional restrictions on the resale of the Exchange Consideration and the Conversion Shares that significantly effect the ability of a holder of the Exchange Consideration to resell the Exchange Consideration and the Conversion Shares in the U.S. markets, if such Conversion Shares are not registered with the Commission after the issuance of the Exchange Consideration as contemplated herein.

         The dates on which the Exchange Consideration and the Conversion Shares may be subject to the foregoing restrictions on resale may include dates on which the Company (a) makes public announcements, including announcements relating to its exploration activities, and (b) issues or announces its intention to issue its securities.

         During the one year Distribution Compliance Period, the Preferred Stock Consideration, and the Common Stock Consideration and the Conversion Shares, may be sold, pledged or transferred only (i) to the Company, (ii) so long as the Exchange Consideration and Conversion Shares are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QUIB that purchases for its own account or for the account of a QUIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) pursuant to offers and sales that occur outside the United States in a transaction meeting the requirements of Rules 901 to 905 of Regulation S under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

         Regulation S provides that if within two years after the date of original issuance of the Exchange Consideration or if within three months after an investor ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, the investor decides to resell, pledge or otherwise transfer the Exchange Consideration or the Conversion Shares, such Exchange Consideration or Conversion Shares, as the case may be, may be resold, pledged or transferred only (i) to the Company, (ii) so long as such securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QUIB that purchases for its own account or for the account of a QUIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) pursuant to offers and sales that occur outside the United States in a transaction meeting the requirements of Rules 901 to 905 of Regulation S under the Securities Act, (iv) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

         Although the Company has agreed to file a registration statement with the Commission with respect to the Common Stock Consideration and the Conversion Shares, it has no obligation to, nor does it intend to, file a registration statement with respect to the Preferred Stock Consideration. Further, hedging transactions with respect to the Exchange Consideration and the Conversion Shares may not conducted unless in compliance with the Securities Act. The Company may, in its discretion, revise the selling restrictions on the Exchange Consideration and/or the Conversion Shares if the Commission should, subsequent to the date of this Offering Circular, give advice or interpretations respecting such restrictions imposed by Regulation S or Rule 144 or should the Commission amend Regulation S or Rule 144 respecting such restrictions. See "Selling Restrictions."

         Luxembourg Stock Exchange Maintenance Requirements; Possible Delisting of the Notes from the Luxembourg Stock Exchange. After the consummation of the Exchange Offer, the remaining Noteholders will be subject to the risk of the possible delisting of the Notes from the Luxembourg Stock Exchange should subsequent events occur, including possible market repurchases by the Company, that cause the total aggregate outstanding principal amount of the Notes to fall below approximately $250,000.

         Other Consequences for Noteholders. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for un-tendered Notes may become more limited. A debt security with a smaller outstanding principal amount available for trading may command a lower price than would a comparable debt security with a greater float. The reduced float may also tend to make the trading price more volatile.

RISK FACTORS ASSOCIATED WITH THE PREFERRED STOCK

         Ranking of the Preferred Stock. The Preferred Stock will be junior in right of payment to all existing and future liabilities and obligations (whether or not for borrowed money) of the Company (other than the Common Stock and any preferred stock which by its terms is pari passu or junior to the Preferred Stock), including the Notes. Accordingly, in the event of a liquidation, dissolution or winding up of the Company, lenders to and other creditors of the Company and its subsidiaries would be entitled to payment in full before the holders of Preferred Stock.

         Additional Indebtedness. Additional indebtedness may be incurred by the Company and its subsidiaries from time to time subject to certain restrictions contained in the Indenture pursuant to which the Notes were issued. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Preferred Stock only after all indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Preferred Stock then outstanding.

         Absence of Public Market for the Preferred Stock; No Assurance of Listing. There is no existing market for the Preferred Stock and, although the Company will, if so requested by the Solicitation Agent, use its best efforts to list the Preferred Stock on the Bermuda Stock Exchange or, at the Company's election, another non-U.S. stock exchange which is reasonably acceptable to the Solicitation Agent and the Company , no assurance can be given that such listing application will be accepted. The Company will notify the Preferred Stock stockholders when the Preferred Stock is listed on a stock exchange. In addition, even if listed, there can be no assurance as to the liquidity of any markets that may develop for the Preferred Stock, the ability of holders of the Preferred Stock to sell their Preferred Stock or the price at which holders would be able to sell their Preferred Stock. Future trading prices of the Preferred Stock will depend on many factors, including, among other things, prevailing dividend rates, the Company's operating results and the market for similar securities.

         Dividends on the Preferred Stock. Pursuant to the DGCL, dividends on the Preferred Stock are payable only when, as and if declared by the Board of Directors of the Company. The Board of Directors cannot be placed under an ongoing obligation to declare dividends on the Preferred Stock. In addition, under the DGCL, the Company may only pay dividends out of surplus, as defined therein, or, if no surplus is available, out of its net profits for the fiscal year in which the dividend or distribution is declared and the preceding fiscal year, and neither dividends nor distributions may be declared or paid if the Company is or would be rendered insolvent by virtue of the dividend distribution.

RISK FACTORS WITH RESPECT TO HARKEN AND THE COMMON STOCK

         Fluctuations in Trading Price of Common Stock. Harken believes that the price of the Common Stock may fluctuate significantly based upon the success or failure of each well that Harken drills in Colombia and Costa Rica. Based in part on the results of such drilling activity and on the significant decline in the market price of crude oil, the market price of Harken's Common Stock declined significantly in 1999. During this period, Harken's Common Stock ranged from a high of $3.06 per share to a low of $1.00 per share.

         History of Losses. Harken has reported losses in each of the last five years, including a loss of $55.8 million for the year ended 1998. Harken has reported cumulative losses of $66.5 million over the last five years. Harken has also reported a loss of $6.1 million for the nine months ended September 30, 1999. Harken's ability to generate net income is strongly affected by the market price of crude oil and natural gas. If the market price of crude oil and natural gas remains low or declines, Harken may report additional losses in the future.

         Status of Compliance with the Terms of Colombian Association Contracts. Terms of each of the Association Contracts commit Harken to perform certain activities in accordance with a prescribed timetable. As of November 19, 1999, Harken was in compliance with the requirements of each of the Association Contracts, as amended. The Cambulos Association Contract required Harken to have drilled two wells to a depth sufficient to test productive formations for oil and/or gas by May 16, 1999. During May 1999, Harken received approval from Ecopetrol to allow for the additional well depth drilled during the Islero #1 well to substitute for the obligation to drill a second exploratory well within the third contract year. During September 1999, Ecopetrol conditionally granted a six month extension until May 16, 2000 to Harken for the exploratory well required in the fourth year of the Cambulos Contract. Harken anticipates relinquishing in the future a portion of its Cambulos acreage to meet the conditions required by Ecopetrol in granting Harken an extension.

         In exchange for the obligation to drill the fifth year exploratory well for the Alcaravan Contract, Harken has proposed to relinquish certain contract acreage. During July 1999, Harken submitted to Ecopetrol a proposal setting out the specific acreage for this relinquishment. Harken's submitted relinquishment proposals specifically include plans to retain those structure areas associated with Palo Blanco and Anteojos discoveries. During September 1999, Ecopetrol granted a six month extension until March 31, 2000 to Harken for drilling of the exploratory well required in the sixth year of the Alcaravan Contract.

         Harken was required to drill the fifth year exploratory well for the Bocachico Association Contract by March of 1999. Harken is currently in negotiations with Ecopetrol regarding the Bocachico work obligations as well as the future development of the Rio Negro field. Ecopetrol has advised Harken that during these negotiations, Ecopetrol will consider the contract to be in full compliance.

         Inability to Obtain Additional Financing. Harken anticipates that full development of its existing and future oil and gas discoveries in Colombia and Costa Rica will take several years and may require extensive production and transportation facilities requiring significant additional capital expenditures. If Harken is unable to timely obtain adequate funds to finance these investments, it could limit or substantially delay Harken's ability to develop its oil and gas reserves. In such a case, Harken's business and results of operations could suffer.

         Harken cannot predict the ultimate amount of expenditures for its international operations. Harken anticipates that amounts required to fund its international activities, will be funded from its existing cash balances, asset sales, stock issuances, production payments, operating cash flows and potentially from industry partners. Harken can provide no assurance that it will have adequate funds available to it to fund its international activities.

         Issuance of Additional Shares of Common Stock. Harken may be required to issue up to approximately 28 million shares of Common Stock as a result of its outstanding warrants, stock options, and convertible notes, including the Notes for which this Exchange Offer is being made. Harken may also be required to issue an additional number of shares of the Common Stock pursuant to Development Finance Agreements with institutional investors. If Harken issues additional shares, it could result in significant dilution in a stockholder's ownership position in Harken. In addition, the issuance of a significant number of additional shares of Common Stock could have an adverse effect on the market price of the Common Stock.

         In addition, sales of substantial amounts of Common Stock on the public market during and after the Exchange Offer could adversely affect the market price of the Common Stock. There are currently several registration statements with respect to the Common Stock that are effective, pursuant to which certain selling stockholders of the Company may sell up to an aggregate of 14,778,718 shares of Common Stock. If the selling stockholders named in such registration statements sell all of the shares of Common Stock registered pursuant to such registration statements, such sales could cause an adverse effect on the market price of the Common Stock.

         Development Finance Agreements. Harken has entered into and has continuing obligations under two separate Development Finance Agreements with institutional investors. These Development Finance Agreements may require Harken to issue an additional number of shares, which could result in significant dilution in a stockholder's ownership position in Harken and may adversely affect the market price of Harken Common Stock.

         In April and May, 1999, certain institutional investors converted their net profits interest into approximately 8.9 million shares of Harken Common Stock. The issuance of these shares will dilute a stockholder's ownership position in Harken and may adversely affect the market price of Harken Common Stock. For additional details regarding the Development Finance Agreements see the Annual Report, which is incorporated by reference herein.

         In October 1999, Harken and the largest institutional investor entered into a repurchase agreement whereby Harken paid cash in the amount of $20 million to the institutional investor as full settlement and repurchase of the remaining Development Finance Agreement obligations to it. Such settlement included the release of Harken's contingent obligation to issue additional shares of Common Stock to the extent that the investor did not realize any amount that may become due from the sale of shares issued to it in April 1999.

         Following the October 1999 purchase of the Development Finance Agreement discussed above, only the $1 million principal amount from one other institutional investor along with related accrued interest, remains outstanding as an obligation under these Development Finance Agreements. This institutional investor retains its right to receive future payments from Harken equal to 0.2% of the net profits that Harken de Colombia, Ltd. may derive from the sale of oil and gas produced from each of the three prospects, which were to be drilled under the terms of that Development Finance Agreement, if the planned drilling on the prospects is successful.

         Under the Development Finance Agreements, the institutional investors provided funds to Harken to partially finance the drilling of three prospects in Colombia in exchange for a net profits interest in the prospects. Harken and the institutional investors each have the right to convert the net profits interest into shares of Harken Common Stock. The number of shares of Common Stock which may be issued upon conversion of the net profits interest is based upon the market price of the Common Stock at the time of conversion. Based upon the current market price of Harken Common Stock of $1.06 per share, if the institutional investors elected to convert the net profits interest into shares of Common Stock, Harken would be required to issue approximately 1,214,643 shares of Common Stock. The institutional investors could be entitled to receive more shares of Harken Common Stock if the market price of Harken Common Stock falls. There is no ceiling on the number of common shares the institutional investors can receive upon conversion of their net profits interest.

         Foreign Political, Economic and Other Uncertainties. Harken conducts significant operations in Colombia and Costa Rica, and will conduct operations in other foreign countries. At December 31, 1998, approximately 83% of Harken's proved reserves were related to Harken's Colombian operations. In addition, Harken anticipates focusing substantially all of its exploratory efforts in the next several years in Colombia and Costa Rica. Harken may also operate in other countries in the future. Operations in foreign countries, particularly in the oil and gas business, are subject to political, economic and other uncertainties, including:

         o the risk of war, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, import, export and transportation regulations and tariffs;

         o taxation policies, including royalty and tax increases and retroactive tax claims;

         o exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over Harken's international operations;

         o laws and policies of the United States affecting foreign trade, taxation and investment; and

         o the possibility of having to be subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.

         Central and South America and other regions of the world have a history of political and economic instability. This instability could result in new governments or the adoption of new policies that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. These uncertainties could adversely affect Harken's interests.

         Writedowns Resulting from Decreases in Oil and Gas Prices. Harken must periodically review the carrying value of its oil and gas properties under applicable accounting rules. These rules require a writedown of the carrying value of oil and gas properties if the carrying value exceeds the applicable estimated future net revenues.

         As a result of the sharp decline in world-wide oil prices experienced during 1998, at September 30, 1998, Harken recognized a non-cash charge in the amount of approximately $27 million. Additionally, at December 31, 1998, Harken recognized an additional non-cash charge in the amount of approximately $23 million.

         If oil and gas prices decrease from price levels at December 31, 1998, Harken could be required to take an additional non-cash charge to earnings related to the carrying value of its oil and gas properties. Whether Harken will be required to take such a charge will depend on the prices for oil and gas at the end of any quarter and the effect of reserve additions or revisions and capital expenditures during such quarter.

         Inaccurate Oil and Gas Reserve Information. Harken's proved oil and gas reserve information described in the Annual Report, which is incorporated by reference herein, is based upon criteria mandated by the Commission and represents only estimates. Harken's actual production, revenues and expenditures with respect to such oil and gas reserves will likely be different from estimates and the differences may be material. If estimates of oil and gas reserves are greater than actual amounts, or if actual production costs and expenditures are greater than estimates, Harken's business, financial condition, and results of operations may be negatively affected.

         Petroleum engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions.

         Because all reserve estimates are to some degree subjective, each of the following items may differ materially from those assumed in estimating reserves:

         o        the quantities of oil and gas that are ultimately recovered;

         o        the production and operating costs incurred;

         o        the amount and timing of future development expenditures; and

         o        future oil and gas sales prices.

         Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same available data.

         The estimated discounted future net cash flows described in the Annual Report, which is incorporated by reference herein, should not be considered as the current market value of the estimated oil and gas reserves attributable to Harken's properties from proved reserves because such estimates are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower.

         Risk of Economic or Trade Sanctions on Colombia. The United States has imposed economic and trade sanctions on Colombia in the past, and may impose sanctions on Colombia in the future. The President of the United States is required to determine whether foreign countries have cooperated with the United States to prevent drug trafficking. In 1995, 1996 and 1997, the President determined that Colombia had not taken sufficient steps to prevent drug trafficking. As a result, the United States imposed economic sanctions on Colombia, including withholding bilateral economic assistance, blocking Export-Import Bank and Overseas Private Investment Corporation loans and political risk insurance, and voting against multilateral assistance to Colombia in the World Bank and the InterAmerican Development Bank. In 1998, the President determined that Colombia had taken sufficient steps to prevent drug trafficking and the economic sanctions were lifted.

         If the United States were to impose sanctions on Colombia, it could affect Harken's ability to obtain the financing it needs in order to develop its Colombian properties. The imposition of sanctions on Colombia could also cause Colombia to retaliate against Harken by nationalizing Harken's Colombian assets. Accordingly, imposition of the foregoing economic and trade sanctions on Colombia could materially affect the performance of Harken's Common Stock and its long-term financial results. Harken can not provide any assurance that the United States will not impose sanctions on Colombia in the future.

         Exchange Rate Fluctuations. Beginning with the fourth quarter of 1998, Harken began accounting for its Colombian operations using the U.S. dollar as its functional currency. The costs associated with Harken's exploration efforts in Colombia have typically been denominated in U.S. dollars. Harken expects that a substantial portion of its Colombian revenues in 1999 will be denominated in Colombian pesos and a substantial portion of Harken's future Colombian revenues may be denominated in Colombian pesos. To the extent that the amount of Harken's revenues denominated in Colombian pesos is greater than the amount of costs denominated in Colombian pesos, Harken could suffer a loss if the value of the Colombian peso were to drop relative to the value of the U.S. dollar, which could have a material adverse effect on Harken's results of operations.

         Risks Associated with Foreign Oil and Gas Operations. The oil and gas industries in Colombia and Costa Rica are not as developed as the oil and gas industry in the U.S. As a result, Harken's drilling and development operations may take longer to complete and may cost more than similar operations in the U.S.

         Harken's oil and gas operations will be subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause Harken's exploration, development and production activities to be unsuccessful. This could result in a total loss of Harken's investment. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.

         Hurricanes and Other Operating Hazards. Harken's operations in Colombia and Costa Rica are subject to risks from hurricanes. Damage caused by hurricanes or other operating hazards could result in substantial losses to Harken. The occurrence of such an event that is not fully covered by insurance could have a material adverse effect on the financial position and results of operations of Harken.

         Issuance of Additional Preferred Stock. Harken is permitted under its charter to issue up to ten million shares of preferred stock. Harken can issue shares of its preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from its stockholders. Any preferred stock that is issued by Harken may rank ahead of its Common Stock in terms of dividend priority, liquidation premiums and may have greater voting rights than its Common Stock. Harken does not currently have any shares of preferred stock outstanding.

         Dilution Resulting from Future Acquisitions. Harken's strategic plan includes the acquisition of additional reserves, including through business combination transactions. Harken may not be able to consummate future acquisitions on favorable terms. Additionally, future acquisitions may not achieve favorable financial results.

         Future acquisitions may involve the issuance of shares of Harken Common Stock, which could have a dilutive effect on the current stockholders of Harken. Furthermore, acquisitions may require substantial financial expenditures that will need to be financed through cash flow from operations or future debt and equity offerings by Harken. Harken may not be able to acquire companies or oil and gas properties using its equity as currency. In the case of cash acquisitions, Harken may not be able to generate sufficient cash flow from operations or obtain debt or equity financing sufficient to fund future acquisitions of reserves.

         Competition. The exploration and production business is highly competitive. Many of Harken's competitors have substantially larger financial resources, staffs and facilities than Harken. Harken's competitors in Colombia and Costa Rica include such major oil and gas companies as Amoco BP, Exxon, Mobil, Texaco, Conoco, Shell and Arco. These major oil and gas companies are often better positioned to obtain the rights to exploratory acreage that Harken competes for.

         Risks Associated with Foreign Governmental Regulations. In Costa Rica and Colombia, the laws governing the oil and gas industry require Harken to obtain an environmental permit or approval prior to conducting seismic operations, drilling a well or constructing a pipeline. The process of obtaining an environmental permit has delayed Harken's operations in the past, and could do so again in the future. Compliance with these laws and regulations may increase Harken's costs of operations, as well as further restricting its activities.

                              RECENT DEVELOPMENTS

PURCHASE OF INTERESTS UNDER DEVELOPMENT FINANCE AGREEMENT

         The Company has just purchased for $20 million in cash all of the interests held by certain institutional investors under a Development Finance Agreement that was entered into originally in October 1997. These interests purchased included the remaining investment of $15 million outstanding under this Development Finance Agreement plan, accrued interest at 15% plus certain contingent rights to receive shares of Common Stock related to a prior exchange by these investors in April 1999 when they exchanged $10 million of this investment plus accrued interest for 6,481,512 shares of Common Stock. See "Risk Factors -- Risk Factors with Respect to Harken -- Development Finance Agreements."

                    FINANCIAL INFORMATION ABOUT THE COMPANY

         Reference is hereby made to the Company's Annual Report and the Quarterly Reports, each of which are incorporated by reference herein and made a part hereof for all purposes.

                                 CAPITALIZATION

         The following sets forth the capitalization of the Company as of September 30, 1999, on an actual basis, and as adjusted to give effect to the Exchange Offer, assuming alternatively (i) acceptance of $42,000,000 aggregate principal amount of the Notes and (ii) acceptance of $70,000,000 aggregate principal amount of the Notes.

                                                                                            SEPTEMBER 30, 1999
                                                                      -------------------------------------------------------------
                                                                                               (UNAUDITED)
                                                                                              AS ADJUSTED           AS ADJUSTED
                                                                                              ASSUMING THE          ASSUMING THE
                                                                                              EXCHANGE OF           EXCHANGE OF
                                                                                              $42,000,000           $70,000,000
                                                                                          AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                                                                            ACTUAL             AMOUNT (1)            AMOUNT (2)
                                                                      -----------------  ---------------------  -------------------
Current liabilities.................................................  $      37,597,000  $          38,047,000  $        38,347,000
                                                                      =================  =====================  ===================

Long-term debt:
   5% Senior Convertible Notes Due 2003.............................  $      85,000,000  $          43,000,000  $        15,000,000
   Development Finance Obligation...................................          1,255,000              1,255,000            1,255,000
   Bank Credit Facility Obligation..................................         10,500,000             10,500,000           10,500,000
                                                                      -----------------  ---------------------  -------------------
Total long-term debt................................................  $      96,755,000  $          54,755,000  $        26,755,000
                                                                      -----------------  ---------------------  -------------------

Stockholder's equity:
   Series G Preferred stock, $1.00 par value,
      4,500,000 shares authorized and none issued or outstanding ...  $            --    $          13,500,000  $        22,500,000
   Common stock, $.01 par value, 225,000,000 shares authorized;
      145,607,549 shares issued.....................................          1,557,000              1,617,000            1,657,000
   Additional paid-in capital.......................................        347,345,000            364,136,000          375,050,000
   Retained deficit and other comprehensive income..................       (164,686,000)          (156,375,000)        (150,835,000)
   Treasury stock, at cost, 1,218,000...............................         (3,512,000)            (3,512,000)          (3,512,000)
                                                                      -----------------  ---------------------  -------------------
Total stockholder's equity.........................................   $     180,704,000  $         219,366,000  $       244,860,000
                                                                      -----------------  ---------------------  -------------------
Total capitalization...............................................   $     315,056,000  $         312,168,000  $       309,962,000
                                                                      =================  =====================  ===================

-------------------

(1) Assumes the exchange of $42,000,000 aggregate principal amount of Notes for 6,000,000 shares of Common Stock Consideration and 2,700,000 shares of Preferred Stock Consideration.

(2) Assumes the exchange of $70,000,000 aggregate principal amount of Notes for 10,000,000 shares of Common Stock Consideration and 4,500,000 shares of Preferred Stock Consideration.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements (the "Pro Forma Combined Condensed Financial Statements") have been based on the historical financial statements of the Company for the year ended December 31, 1998 and the nine months ended September 30, 1999 as if the Exchange Offer was closed on December 31, 1998 and September 30, 1999. The information contained in the Pro Forma Combined Condensed Financial Statements assumes alternatively (i) acceptance of $42,000,000 aggregate principal amount of the Notes and (ii) acceptance of $70,000,000 aggregate principal amount of the Notes. The pro forma adjustments are described more fully in the accompanying notes.

         The Pro Forma Combined Condensed Financial Statements are based on assumptions that management believes are reasonable, and such information is presented for comparative and informational purposes only and do not purport to be indicative of the results of operations and balance sheet that actually would have been achieved had the Exchange Offer been consummated on the date or for the periods indicated and do not purport to be indicative of the balance sheet data or results of operations as of any future date or for any future period. The Pro Forma Combined Condensed Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto and other information contained in the Annual Report, the Quarterly Reports and other documents incorporated by reference herein.

                                                                    PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                                        AT DECEMBER 31, 1998 (UNAUDITED)
                                                          ------------------------------------------------------------------
                                                                                     PRO FORMA
                                                                                    ADJUSTMENTS
                                                                                    $42 MILLION
                                                                 ACTUAL             CONVERSION (1)          PRO FORMA
                                                          --------------------  ---------------------  ---------------------
                                                               (Restated)
                    ASSETS
Current Assets                                            $        144,163,000  $        (1,260,000)(2) $        142,903,000
Property and Equipment, net                                        166,218,000                  --               166,218,000
Other Assets, net                                                    9,735,000           (1,946,000)(3)            7,789,000
                                                          --------------------  -------------------     --------------------
                                                          $        320,116,000  $        (3,206,000)    $        316,910,000
                                                          ====================  ===================     ====================

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                       $         20,426,000  $           450,000(4)  $         20,876,000
European Convertible Notes Payable                                  85,000,000          (42,000,000)(5)           43,000,000
Development Finance Obligation                                      38,552,000                  --                38,552,000
Stockholders' Equity                                               176,138,000           38,344,000(6)           214,482,000
                                                          --------------------  -------------------     --------------------
                                                          $        320,116,000  $        (3,206,000)    $        316,910,000
                                                          ====================  ===================     ====================

PRO FORMA ADJUSTMENTS-PRO FORMA COMBINED CONDENSED BALANCE SHEET AT DECEMBER 31, 1998

(1) Assumes face amount of $27 million of European notes converts into preferred stock and face amount of $15 million converts into common stock.

(2) Entry to reflect cash payment of costs incurred in the conversion of the European convertible notes.

(3) Adjustment to reflect the write-off of deferred issuance costs associated with the conversion of the European notes.

(4) Entry to reflect accrual of income taxes in connection with the conversion of the European notes.

(5) Adjustment to reflect the conversion of the European notes into common and preferred stock.

(6) Adjustments to reflect the conversion of the European notes into common and preferred stock, the loss on common stock issuance, the net extraordinary gain on the preferred stock issuance, the tax effects of the conversions, the write-off of deferred issuance costs, and the costs incurred in the conversions.

                                                                      PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                                            AT DECEMBER 31, 1998 (UNAUDITED)
                                                           -----------------------------------------------------------------
                                                                                      PRO FORMA
                                                                                     ADJUSTMENTS
                                                                                     $70 MILLION
                                                                 ACTUAL             CONVERSION (1)          PRO FORMA
                                                          --------------------  ---------------------  ---------------------
                                                               (Restated)
                    ASSETS

Current Assets                                            $        144,163,000  $        (2,380,000)(2) $        141,783,000
Property and Equipment, net                                        166,218,000                  --               166,218,000
Other Assets, net                                                    9,735,000           (3,243,000)(3)            6,492,000
                                                          --------------------  -------------------     --------------------
                                                          $        320,116,000  $        (5,623,000)    $        314,493,000
                                                          ====================  ===================     ====================

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                       $         20,426,000  $           750,000(4)  $         21,176,000
European Convertible Notes Payable                                  85,000,000          (70,000,000)(5)           15,000,000
Development Finance Obligation                                      38,552,000                  --                38,552,000
Stockholders' Equity                                               176,138,000           63,627,000(6)           239,765,000
                                                          --------------------  -------------------     --------------------
                                                          $        320,116,000  $        (5,623,000)    $        314,493,000
                                                          ====================  ===================     ====================

PRO FORMA ADJUSTMENTS-PRO FORMA COMBINED CONDENSED BALANCE SHEET AT DECEMBER 31, 1998

(1) Assumes face amount of $45 million of European notes converts into preferred stock and face amount of $25 million converts into common stock.

(2) Entry to reflect cash payment of costs incurred in the conversion of the European convertible notes.

(3) Adjustment to reflect the write-off of deferred issuance costs associated with the conversion of the European notes.

(4) Entry to reflect accrual of income taxes in connection with the conversion of the European notes.

(5) Adjustment to reflect the conversion of the European notes into common and preferred stock.

(6) Adjustments to reflect the conversion of the European notes into common and preferred stock, the loss on common stock issuance, the net extraordinary gain on the preferred stock issuance, the tax effects of the conversions, the write-off of deferred issuance costs, and the costs incurred in the conversions.

                                                                         PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                                              AT SEPTEMBER 30, 1999 (UNAUDITED)
                                                          ------------------------------------------------------------------
                                                                                      PRO FORMA
                                                                                     ADJUSTMENTS
                                                                                     $42 MILLION
                                                                 ACTUAL             CONVERSION (1)           PRO FORMA
                                                          --------------------  --------------------    --------------------
                                                               (Restated)
               ASSETS

Current Assets                                            $         67,966,000  $        (1,260,000)(2) $         66,706,000
Property and Equipment, net                                        237,605,000                  --               237,605,000
Other Assets, net                                                    9,485,000           (1,628,000)(3)            7,857,000
                                                          --------------------  -------------------     --------------------
                                                          $        315,056,000  $        (2,888,000)    $        312,168,000
                                                          ====================  ===================     ====================

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                       $         37,597,000  $           450,000(4)  $         38,047,000
European Convertible Notes Payable                                  85,000,000          (42,000,000)(5)           43,000,000
Development Finance Obligation                                       1,255,000                  --                 1,255,000
Bank Credit Facility Obligation                                     10,500,000                  --                10,500,000
Stockholders' Equity                                               180,704,000           38,662,000(6)           219,366,000
                                                          --------------------  -------------------     --------------------
                                                          $        315,056,000  $        (2,888,000)    $        312,168,000
                                                          ====================  ===================     ====================

PRO FORMA ADJUSTMENTS-PRO FORMA COMBINED CONDENSED BALANCE SHEET AT SEPTEMBER 30, 1999

(1) Assumes face amount of $27 million of European notes converts into preferred stock and face amount of $15 million converts into common stock.

(2) Entry to reflect cash payment of costs incurred in the conversion of the European convertible notes.

(3) Adjustment to reflect the write-off of deferred issuance costs associated with the conversion of the European notes.

(4) Entry to reflect accrual of income taxes in connection with the conversion of the European notes.

(5) Adjustment to reflect the conversion of the European notes into common and preferred stock.

(6) Adjustments to reflect the conversion of the European notes into common and preferred stock, the loss on common stock issuance, the net extraordinary gain on the preferred stock issuance, the tax effects of the conversions, the write-off of deferred issuance costs, and the costs incurred in the conversions.

                                                                         PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                                              AT SEPTEMBER 30, 1999 (UNAUDITED)
                                                          --------------------------------------------------------------------
                                                                                       PRO FORMA
                                                                                      ADJUSTMENTS
                                                                                      $70 MILLION
                                                                 ACTUAL              CONVERSION (1)           PRO FORMA
                                                          --------------------   --------------------    ---------------------
                                                               (Restated)
                    ASSETS
Current Assets                                            $         67,966,000    $        (2,380,000)(2) $         65,586,000
Property and Equipment, net                                        237,605,000                    --               237,605,000
Other Assets, net                                                    9,485,000             (2,714,000)(3)            6,771,000
                                                          --------------------    -------------------     --------------------
                                                          $        315,056,000    $        (5,094,000)    $        309,962,000
                                                          ====================    ===================     ====================

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                       $         37,597,000    $           750,000(4)  $         38,347,000
European Convertible Notes Payable                                  85,000,000            (70,000,000)(5)           15,000,000
Development Finance Obligation                                       1,255,000                    --                 1,255,000
Bank Credit Facility Obligation                                     10,500,000                    --                10,500,000
Stockholders' Equity                                               180,704,000             64,156,000(6)           244,860,000
                                                          --------------------    -------------------     --------------------
                                                          $        315,056,000    $        (5,094,000)    $        309,962,000
                                                          ====================    ===================     ====================

PRO FORMA ADJUSTMENTS-PRO FORMA COMBINED CONDENSED BALANCE SHEET AT SEPTEMBER 30, 1999

(1) Assumes face amount of $45 million of European notes converts into preferred stock and face amount of $25 million converts into common stock.

(2) Entry to reflect cash payment of costs incurred in the conversion of the European convertible notes.

(3) Adjustment to reflect the write-off of deferred issuance costs associated with the conversion of the European notes.

(4) Entry to reflect accrual of income taxes in connection with the conversion of the European notes.

(5) Adjustment to reflect the conversion of the European notes into common and preferred stock.

(6) Adjustments to reflect the conversion of the European notes into common and preferred stock, the loss on common stock issuance, the net extraordinary gain on the preferred stock issuance, the tax effects of the conversions, the write-off of deferred issuance costs, and the costs incurred in the conversions.

                                                              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                                NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)
                                                    ------------------------------------------------------------------------
                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                                                $42 MILLION
                                                           ACTUAL               CONVERSION (1)               PRO FORMA
                                                    -------------------     --------------------         -------------------
Revenues:
   Oil and gas operations                           $        12,891,000     $               --           $        12,891,000
   Interest and other income                                  3,132,000                     --                     3,132,000
                                                    -------------------     --------------------         -------------------
                                                             16,023,000                     --                    16,023,000
                                                    -------------------     --------------------         -------------------

Costs and Expenses:
   Oil and gas operating expenses                             5,503,000                     --                     5,503,000
   General and administrative expenses, net                   6,757,000                     --                     6,757,000
   Depreciation and amortization                              4,375,000                     --                     4,375,000
   Loss on conversion of common stock                               --                3,692,000(2)                 3,692,000
   Interest expense and other, net                            4,863,000              (1,893,000)(3)                2,970,000
                                                    -------------------     -------------------          -------------------
                                                             21,498,000               1,799,000                   23,297,000
                                                    -------------------     -------------------          -------------------
      Loss before income taxes                               (5,475,000)             (1,799,000)                  (7,274,000)
Income tax expense                                               24,000                 180,000(4)                   204,000
                                                    -------------------     -------------------          -------------------
      Loss before extraordinary item                         (5,499,000)             (1,979,000)                  (7,478,000)
Extraordinary items                                            (589,000)             12,183,000(5)                11,594,000
                                                    --------------------    -------------------          -------------------
      Net income (loss)                             $        (6,088,000)    $        10,204,000          $         4,116,000
                                                    ===================     ===================          ===================
Accretion related to preferred stock                         (8,427,000)                    --                    (8,427,000)
Preferred stock dividends                                           --               (1,893,000)(6)               (1,893,000)
                                                    -------------------     -------------------          -------------------
      Net income (loss) attributed to common stock  $       (14,515,000)    $         8,311,000          $        (6,204,000)
                                                    ===================     ===================          ===================
Basic net income (loss) per share
attributable to common stock                        $             (0.10)                                 $             (0.04)
                                                    ===================                                  ===================
Basic weighted average shares outstanding                   140,972,170                                          146,972,170
                                                    ===================                                  ====================

PRO FORMA ADJUSTMENTS-PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS-NINE MONTHS ENDED SEPTEMBER 30, 1999

(1) Assumes face amount of $27 million of European notes converts into preferred stock and face amount of $15 million converts into common stock.

(2) Entry to reflect loss associated with the conversion of the European notes into common stock.

(3) Adjustment to reduce interest on the European notes as a result of the conversion into common and preferred stock.

(4) Entry to reflect tax impact of the conversion of the European notes into common stock.

(5) Adjustment to reflect net extraordinary gain on conversion of the European notes into preferred stock.

(6) Entry to record 5% dividends earned on the European Notes that were converted into preferred stock.

                                                             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                               NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)
                                                    ----------------------------------------------------------------------
                                                                                 PRO FORMA
                                                                                 ADJUSTMENTS
                                                                                 $70 MILLION
                                                          ACTUAL                CONVERSION (1)              PRO FORMA
                                                    -------------------     --------------------       -------------------
Revenues:
   Oil and gas operations                           $        12,891,000     $               --         $        12,891,000
   Interest and other income                                  3,132,000                     --                   3,132,000
                                                    -------------------     -------------------        -------------------
                                                             16,023,000                     --         $        16,023,000
                                                    -------------------     -------------------        -------------------

Costs and Expenses:
   Oil and gas operating expenses                             5,503,000                     --                   5,503,000
   General and administrative expenses, net                   6,757,000                     --                   6,757,000
   Depreciation and amortization                              4,375,000                     --                   4,375,000
   Net loss on common stock conversion                              --                6,154,000(2)               6,154,000
   Interest expense and other, net                            4,863,000              (3,155,000)(3)              1,708,000
                                                    -------------------     -------------------        -------------------
                                                             21,498,000               2,999,000                 24,497,000
                                                    -------------------     -------------------        -------------------
      Loss before income taxes                               (5,475,000)             (2,999,000)                (8,474,000)
Income tax expense                                               24,000                 300,000(4)                 324,000
                                                    -------------------     -------------------        -------------------
      Loss before extraordinary item                         (5,499,000)             (3,299,000)                (8,798,000)
Extraordinary items                                            (589,000)             20,306,000(5)              19,717,000
                                                    -------------------     -------------------        -------------------
      Net income (loss)                             $        (6,088,000)    $        17,007,000        $        10,919,000
                                                    ===================     ===================        ===================
Accretion related to preferred stock                         (8,427,000)                    --                  (8,427,000)
Preferred stock dividends                                           --               (3,155,000)(6)             (3,155,000)
                                                    -------------------     -------------------        -------------------
      Net loss attributed to common stock           $       (14,515,000)    $        13,852,000        $          (663,000)
                                                    ===================     ===================        ===================
Basic net income (loss) per share
attributable to common stock                        $             (0.10)                               $             (0.00)
                                                    ===================                                ===================
Basic weighted average shares outstanding                   140,972,170                                        150,972,170
                                                    ===================                                ===================

PRO FORMA ADJUSTMENTS-PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS-NINE MONTHS ENDED SEPTEMBER 30, 1999

(1) Assumes face amount of $45 million of European notes converts into preferred stock and face amount of $25 million converts into common stock.

(2) Entry to reflect loss associated with the conversion of the European notes into common stock.

(3) Adjustment to reduce interest on the European notes as a result of the conversion into common and preferred stock.

(4) Entry to reflect tax impact of the conversion of the European notes into common stock.

(5) Adjustment to reflect net extraordinary gain on conversion of the European notes into preferred stock

(6) Entry to record 5% dividends earned on the European Notes that were converted into preferred stock.

                                                           PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                                YEAR ENDED DECEMBER 31, 1998 (UNAUDITED)
                                                    ---------------------------------------------------------------------
                                                                               PRO FORMA
                                                                               ADJUSTMENTS
                                                                               $42 MILLION
                                                          ACTUAL              CONVERSION (1)              PRO FORMA
                                                    -------------------    --------------------      -------------------
                                                         (Restated)
Revenues:
   Oil and gas operations                           $        10,932,000     $               --        $         10,932000
   Interest and other income                                  8,838,000                     --                  8,838,000
                                                    -------------------     -------------------       -------------------
                                                             19,770,000                     --                 19,770,000
                                                    -------------------     -------------------       -------------------

Costs and Expenses:
   Oil and gas operating expenses                             5,988,000                     --                  5,988,000
   General and administrative expenses, net                   9,404,000                     --                  9,404,000
   Depreciation and amortization                              5,319,000                     --                  5,319,000
   Valuation allowance                                       50,518,000                     --                 50,518,000
   Loss on common stock conversion                                  --                3,692,000(2)              3,692,000
   Interest expense and other, net                            4,294,000              (1,503,000)(3)             2,791,000
                                                    -------------------     -------------------       -------------------
                                                             75,523,000               2,189,000                77,712,000
                                                    -------------------     -------------------       -------------------
      Loss before income taxes                              (55,753,000)             (2,189,000)              (57,942,000)
Income tax expense                                               34,000                 180,000(4)                214,000
                                                    -------------------     -------------------       -------------------
      Net Loss before Extraordinary Item                    (55,787,000)             (2,369,000)              (58,156,000)
Extraordinary item                                                  --               12,183,000(5)             12,183,000
                                                    -------------------     -------------------       -------------------
      Net Loss                                      $       (55,787,000)    $         9,814,000       $       (45,973,000)
                                                    ===================     ===================       ===================
Accretion related to preferred stock                         (1,846,000)                    --                 (1,846,000)
Preferred stock dividends                                           --               (1,503,000)(6)            (1,503,000)
                                                    -------------------     -------------------       -------------------
      Net loss attributed to common stock           $       (57,633,000)    $         8,311,000       $       (49,322,000)
                                                    ===================     ===================       ===================
Basic net income (loss) per share
attributable to common stock                        $             (0.44)                              $             (0.35)
                                                    ===================                               ===================
Basic weighted average shares outstanding                   130,252,727                                       140,252,727
                                                    ===================                               ===================

PRO FORMA ADJUSTMENTS-PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS-YEAR ENDED DECEMBER 31, 1998

(1) Assumes face amount of $27 million of European notes converts into preferred stock and face amount of $15 million converts into common stock.

(2) Entry to reflect loss associated with the conversion of the European notes into common stock.

(3) Adjustment to reduce interest on the European notes as a result of the conversion into common and preferred stock.

(4) Entry to reflect tax impact of the conversion of the European notes into common stock.

(5) Adjustment to reflect net extraordinary gain on conversion of the European notes into preferred stock

(6) Entry to record 5% dividends earned on the European Notes that were converted into preferred stock.

                                                          PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                                 YEAR ENDED DECEMBER 31, 1998 (UNAUDITED)
                                                    ---------------------------------------------------------------------
                                                                                PRO FORMA
                                                                                ADJUSTMENTS
                                                                                $70 MILLION
                                                          ACTUAL               CONVERSION (1)            PRO FORMA
                                                    -------------------     --------------------     --------------------
                                                         (Restated)
Revenues:
   Oil and gas operations                           $        10,932,000     $               --        $         10,932000
   Interest and other income                                  8,838,000                     --                  8,838,000
                                                    -------------------     -------------------       -------------------
                                                             19,770,000                     --                 19,770,000
                                                    -------------------     -------------------       -------------------

Costs and Expenses:
   Oil and gas operating expenses                             5,988,000                     --                  5,988,000
   General and administrative expenses, net                   9,404,000                     --                  9,404,000
   Depreciation and amortization                              5,319,000                     --                  5,319,000
   Valuation allowance                                       50,518,000                     --                 50,518,000
   Loss common stock conversion                                     --                6,154,000(2)              6,154,000
   Interest expense and other, net                            4,294,000              (2,505,000)(3)             1,789,000
                                                    -------------------     -------------------       -------------------
                                                             75,523,000               3,649,000                79,172,000
                                                    -------------------     -------------------       -------------------
      Loss before income taxes                              (55,753,000)             (3,649,000)              (59,402,000)
Income tax expense                                               34,000                 300,000(4)                334,000
                                                    -------------------     -------------------       -------------------
      Loss before Extraordinary Item                        (55,787,000)             (3,949,000)              (59,736,000)
Extraordinary item                                                  --               20,306,000(5)             20,306,000
                                                    -------------------     -------------------       -------------------
      Net Loss                                      $       (55,787,000)    $        16,357,000       $       (39,430,000)
                                                    ===================     ===================       ===================
Accretion related to preferred stock                         (1,846,000)                    --                 (1,846,000)
Preferred stock dividends                                           --               (2,505,000)(6)            (2,505,000)
                                                    -------------------     -------------------       -------------------
      Net loss attributed to common stock           $       (57,633,000)    $        13,852,000       $       (43,781,000)
                                                    ===================     ===================       ===================
Basic net income (loss) per share
attributable to common stock                        $             (0.44)                              $             (0.31)
                                                    ===================                               ===================
Basic weighted average shares outstanding                   130,252,727                                       140,252,727
                                                    ===================                               ===================

PRO FORMA ADJUSTMENTS-PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS-YEAR ENDED DECEMBER 31, 1998

(1) Assumes face amount of $45 million of European notes converts into preferred stock and face amount of $25 million converts into common stock.

(2) Entry to reflect loss associated with the conversion of the European notes into common stock.

(3) Adjustment to reduce interest on the European notes as a result of the conversion into common and preferred stock.

(4) Entry to reflect tax impact of the conversion of the European notes into common stock.

(5) Adjustment to reflect net extraordinary gain on conversion of the European notes into preferred stock

(6) Entry to record 5% dividends earned on the European Notes that were converted into preferred stock.

                       RATIO OF EARNINGS TO FIXED CHARGES
                            AND BOOK VALUE PER SHARE

         The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

                                                      Ratio of Earnings
                                                      to Fixed Charges              Deficiency
                                                     -------------------          --------------
          Year ended December 31, 1997                     0.24                    $  1,140,000

          Year ended December 31, 1998                    (4.52)                     61,749,000

          Nine months ended September 30, 1999            (0.08)                      8,753,000

          The book value per share of the Company was $1.31 and $1.17 at December 31, 1998 and September 30, 1999, respectively.

                        PRICE RANGE AND DIVIDEND POLICY

PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is traded on the Amex under the symbol "HEC." As of November 19, 1999, there were 153,522,248 shares issued and held of record by approximately 3,443 holders of record. The following table sets forth, for the periods indicated, the reported high and low sales prices of the Common Stock on the American Stock Exchange Composite Tape after such date.

                                                                             Prices
                                                                             ------
                                                                       High               Low
                                                                       ----               ----
 1996 -          First Quarter...................................  $    2.00           $    1.56
                 Second Quarter..................................       3.13                1.81
                 Third Quarter...................................       3.13                1.94
                 Fourth Quarter..................................       3.00                2.25

 1997 -          First Quarter...................................  $    5.44           $    2.88
                 Second Quarter..................................       7.13                4.00
                 Third Quarter...................................       7.00                5.25
                 Fourth Quarter..................................       7.50                4.50

 1998 -          First Quarter...................................  $    7.18           $    5.87
                 Second Quarter..................................       6.43                4.56
                 Third Quarter...................................       4.69                3.06
                 Fourth Quarter..................................       3.93                1.81

 1999 -          First Quarter...................................  $    2.13           $    1.44
                 Second Quarter..................................       2.38                1.63
                 Third Quarter...................................       1.94                1.00
                 October through November 19.....................       1.19                0.81

COMMON STOCK DIVIDEND POLICY

         Harken has not paid dividends on its Common Stock in the past and does not foresee that any such dividends will be paid in the near term. Harken's policy has been to retain earnings and cash generated for operations to be reinvested in corporate opportunities.

PRICE RANGE OF NOTES

         The Notes are traded on the Luxembourg Stock Exchange. As of November 19, 1999, Notes in an aggregate principal amount of $85,000,000 were outstanding. No current price information is available for the Notes.

                   PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

         The principal purposes of the Exchange Offer are to reduce the Company's debt service requirements and to lower the Company's debt-equity ratio. As of the date of the Offering Circular, the Company's long term debt in the form of the Notes was $85,000,000. Depending upon the amount of Notes tendered as a result of the Exchange Offer, such long-term debt could be reduced to approximately $43,000,000. In addition, if the Company chooses to make both of the Elections, such long-term debt could be reduced to approximately $15,000,000.

         The Exchange Offer will permit the Noteholders to obtain an equity position in the Company upon terms more favorable than given to them in the Notes.

         To the extent that any Notes are exchanged by the Company at the option of the holders thereof, such Notes will be retired.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE MAKING OF THE EXCHANGE OFFER BUT IS NOT MAKING ANY RECOMMENDATION TO NOTEHOLDERS AS TO WHETHER OR NOT TO TENDER NOTES. EACH NOTEHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER OR NOT TO TENDER NOTES, AND, IF SO, HOW MANY NOTES TO TENDER.

         The Company may in the future purchase additional Notes on the open market, in private transactions, through tender offers or otherwise, subject to the approval of the Board of Directors. In particular, the Board of Directors may repurchase Notes in the open market beginning after the expiration of the period of ten business days after the Expiration Date. Future purchases by the Company may be on the same terms or on terms that are more or less favorable to Noteholders than the terms of the Exchange Offer. Rule 13e-4 under the Exchange Act prohibits the Company and its affiliates from purchasing any Notes, other than pursuant to the Exchange Offer, until at least ten business days after the Expiration Date. Any possible future purchases by the Company pursuant to this intention or otherwise will depend on many factors, including the market price of the Notes, the results of the Exchange Offer, the Company's business and financial position and general economic and market conditions.

         Except as disclosed in this Offering Circular, the Company currently has no plans or proposals that relate to or would result in: (a) the acquisition by any person of additional securities of the Company or the disposition of securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (c) any change in the present Board of Directors or management of the Company; (d) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (e) any other material change in the Company's corporate structure or business; (f) any change in the Company's Articles of Incorporation or Code of Regulations or other actions which may impede the acquisition of control of the Company by any person; (g) a class of equity security of the Company being delisted from a national securities exchange or ceasing to be authorized for quotation in an inter-dealer quotation system of a registered national securities association;
(h) a class of equity security of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (i) the suspension of the Company's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; NUMBER OF NOTES

         The Company hereby offers, upon the terms and subject to the limitations and conditions set forth in this Offering Circular and in the accompanying Letter of Transmittal, to accept for exchange up to the maximum amount set forth below under "Tenders of Excess Aggregate Principal Amount of Notes" each $10,000 principal amount of the Company's Notes into either (i) 4,000 shares of Common Stock or (ii) 1,000 shares of Preferred Stock, at the election of the Noteholder. On November 19, 1999, there was $85 million in aggregate principal amount of Notes outstanding. The Exchange Offer is not conditioned upon any minimum number or principal amount of Notes being tendered.

         The Exchange Offer will expire at 5:00 p.m., GMT, on the Expiration Date, unless extended. See "-- Expiration and Extension of Tender Period; Termination; Amendment."

         Beneficial owner(s) of Notes who wish to exchange Notes for the Exchange Consideration must request the Agent Member Bank which is reflected as the holder of the Notes in Euroclear or with Cedelbank to effectuate the transaction for him or her. In addition, the Agent Member Bank must complete and sign the Letter of Transmittal or a facsimile thereof on behalf of each beneficial owner(s) of Notes in accordance with the instructions in the Letter of Transmittal and any other required documents. See "-- How to Tender." Certificates for the Common Stock Consideration will be mailed to the person indicated in the Letter of

Transmittal by the Exchange Agent, promptly after the tender is accepted by the Company. The Preferred Stock Consideration will be represented initially by single, temporary global Preferred Stock certificate in fully registered form and will be deposited with or on behalf of DTC as depository and registered in the name of DTC or its nominee. See "Global Preferred Stock Certificates; Book Entry." The Common Stock Consideration to be issued in exchange for properly tendered Notes will be registered as provided in the Letter of Transmittal. Subject to the applicable rules, the Company reserves the right to delay acceptance of a proposed exchange upon the occurrence of any of the conditions set forth below under the caption "Certain Conditions of the Exchange Offer."

         This Offering Circular and the related Letter of Transmittal will be mailed or otherwise delivered to Noteholders identified by the Company or upon the request of any Noteholder and will be furnished to Agent Member Banks reflected as the holder of Notes on Euroclear or Cedelbank on behalf of Noteholders for subsequent transmittal to beneficial owners of Notes. In addition, the Company will make a Publication Notice of the commencement of the Exchange Offer.

         If (a) the Company (i) increases or decreases the consideration to be paid for the Notes, (ii) increases or decreases the number of Notes being sought (including pursuant to one or both of the Elections), or (iii) increases the fee to be paid to the Solicitation Agent, and (b) the Exchange Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that notice of such increase or decrease is first published, sent, or given as described under the heading "-- Expiration and Extension of Tender Period; Termination; Amendment," the Exchange Offer will be extended until the expiration of such ten business day period; provided, however, that in accordance with regulations of the Commission, no such extension is required if the Company purchases pursuant to the Exchange Offer an additional number of Notes not to exceed 2% of the number of Notes outstanding as of the date hereof. For purposes of the Exchange Offer, "business day" means any day other than a Saturday, Sunday, or United States Federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight Eastern Standard Time.

RESTRICTION ON OFFEREES

         The Exchange Offer is available only to Noteholders who are not "U.S. persons" (as defined in Regulation S under the Securities Act). Noteholders who are U.S. persons are ineligible to participate in the Exchange Offer. See "Definition of U.S. Person under Regulation S." ONLY NOTES TENDERED BY NON-U.S. PERSONS WILL BE ACCEPTED AND PURCHASED BY THE COMPANY PURSUANT TO THE EXCHANGE OFFER. BY TENDERING NOTES, THE BENEFICIAL OWNER OF THE NOTES WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A NOT A U.S. PERSON.

TENDERS OF EXCESS AGGREGATE PRINCIPAL AMOUNT OF NOTES

         The Company will only issue in this exchange up to (i) 6,000,000 shares of Common Stock and (ii) 2,700,000 shares of Preferred Stock in connection with the Exchange Offer; however, the Company may elect, in its sole discretion, to (a) increase the aggregate amount of the Common Stock to be issued in this exchange up to 10,000,000 shares pursuant to the Common Stock Election and/or (b) increase the aggregate amount of Preferred Stock to be issued in this exchange up to 4,500,000 shares pursuant to the Preferred Stock Election. Therefore, the Company will only exchange up to $42,000,000 aggregate principal amount of Notes (or up to $70,000,000 aggregate principal amount of Notes if the Company makes the maximum amount of both of the Elections). Although the Company has no current plans otherwise, the Company may in its sole discretion elect to further increase the number of Notes to be accepted for exchange pursuant to the Exchange Offer. In the event an excess aggregate principal amount of Notes is properly tendered to the Company for exchange pursuant to the terms of the Exchange Offer, the Company will only accept for exchange from each tendering Noteholder that holder's pro rata portion of the total aggregate principal amount of Notes properly tendered for exchange. In this event, the excess Notes tendered by the Noteholder to the Company over the Noteholder's pro rata amount of tendered Notes will not be accepted by the Company for exchange, each such Noteholder shall receive back a beneficial interest in the Global Note for a principal amount representing the excess principal amount not accepted pursuant to the Exchange Offer. THIS OFFER IS NOT CONDITIONED UPON A MINIMUM AGGREGATE PRINCIPAL AMOUNT BEING EXCHANGED. EXCEPT AS OTHERWISE PROVIDED IN THIS EXCHANGE OFFER, THE COMPANY WILL EXCHANGE ANY NOTES PROPERLY TENDERED TO IT, UP TO AN AGGREGATE PRINCIPAL AMOUNT OF $42,000,000 (OR $70,000,000, IF THE COMPANY MAKES THE MAXIMUM AMOUNT OF BOTH OF THE ELECTIONS).

         In the event that proration of tendered Notes is required, the Company will determine the proration factor as soon as practicable following the Expiration Date. Proration for each Noteholder tendering Notes, will be based on the ratio of the number of Notes validly tendered and not properly withdrawn by such Noteholder to the total number of Notes validly tendered and not properly withdrawn by all Noteholders. Because of the difficulty in determining the number of Notes validly tendered and not properly withdrawn, the Company does not expect that it will be able to announce the final proration factor or commence payment for any Notes exchanged pursuant to the Exchange Offer until approximately five business days after the Expiration Date. The preliminary results of any proration will be announced by Publication Notice as promptly as practicable after the Expiration Date. Noteholders may obtain preliminary proration information from the Solicitation Agent.

LISTING OF THE PREFERRED STOCK AND THE COMMON STOCK

         The Company shall, if so requested by the Solicitation Agent, use its best efforts to list the Preferred Stock on the Bermuda Stock Exchange or, at the Company's election, another non-U.S. stock exchange which is reasonably acceptable to the Solicitation Agent and the Company. However, no assurance can be given that such listing application will be accepted. The Common Stock Consideration and the Conversion Shares will be listed on the Amex.

EXPIRATION AND EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

         The Exchange Offer will expire at 5:00 p.m., GMT, on the Expiration Date. The Company expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth under the heading "Certain Conditions of the Exchange Offer" shall have occurred or shall be deemed by the Company to have occurred, to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for payment of, and payment for, any Notes by giving oral or written notice of such extension to the Exchange Agent and making Publication Notice thereof. During any such extension, all Notes previously tendered and not properly withdrawn will remain subject to the Exchange Offer and to the rights of a tendering Noteholder to withdraw such Noteholder's Notes.

         The Company also expressly reserves the right, in its reasonable discretion, to terminate or withdraw the Exchange Offer and not accept for payment or pay for any Notes not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Notes upon the occurrence of any of the conditions specified under the heading "Certain Conditions of the Exchange Offer" by giving oral or written notice of such termination or postponement to the Exchange Agent and making a Publication Notice thereof. The Company's reservation of the right to delay payment for Notes which it has accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that the Company pay the consideration offered or return the Notes tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, the Company further reserves the right, in its reasonable discretion, and regardless of whether any of the events set forth under the heading "Certain Conditions of the Exchange Offer" shall have occurred or shall be deemed by the Company to have occurred, to amend the Exchange Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered in the Exchange Offer to Noteholders or by decreasing or increasing the number of Notes being sought in the Exchange Offer). Amendments to the Exchange Offer may be made at any time and from time to time effected by Publication Notice thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., Eastern Standard Time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Exchange Offer will be disseminated promptly to Noteholders in a manner reasonably designed to inform Noteholders of such change. Without limiting the manner in which the Company may choose to make a public announcement, except as required by applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a Publication Notice and issuing a press release to the Dow Jones News Service.

         The Company further reserves the right, in its sole discretion, (i) to elect to increase the number of Notes to be accepted for exchange pursuant to the Exchange Offer, whether pursuant to either or both of the Elections or pursuant to an additional increase in the number of Notes to be accepted for exchange or (ii) to otherwise amend or modify the terms of the Exchange Offer or any portion thereof.

         If the Company materially changes the terms of the Exchange Offer or the information concerning the Exchange Offer, or if it waives a material condition of the Exchange Offer, the Company will extend the Exchange Offer to the extent required by Rule 13e-4 promulgated under the Exchange Act. This rule provides that the minimum period during which an offer must remain open following material changes in the terms of the Exchange Offer or information concerning the Exchange Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (a) the Company (i) increases or decreases the consideration to be paid for the Notes,
(ii) increases or decreases the number of Notes being sought (including pursuant to one or both of the Elections), or (iii) increases the fee to be paid to the Solicitation Agent, and (b) the Exchange Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that notice of such increase or decrease is first published, sent, or given as described above, the Exchange Offer will be extended until the expiration of such ten business day period; provided, however, that in accordance with regulations of the Commission, no such extension is required if the Company purchases pursuant to the Exchange Offer an additional number of Notes not to exceed 2% of the number of Notes outstanding as of the date hereof.

CERTAIN CONDITIONS OF THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, the Company will not be required to issue the Exchange Consideration in respect of any properly tendered Notes not accepted and may terminate the Exchange Offer (by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a Publication Notice and issuing a press release to the Dow Jones News Service) and, subject to compliance with the applicable rules, delay the acceptance of the tendered Notes if any of the following events shall have occurred (or shall have been determined by the Company to have occurred) and which in the Company's sole judgment in any such case makes it inadvisable to proceed with the Exchange Offer:

                  (a) Any action or proceeding, order, decree or injunction shall have been taken or threatened, instituted or pending, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been sought, promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer or the Company taken as a whole, by or before any court or governmental, regulatory or administrative authority or agency or tribunal, which (i) challenges the making of the Exchange Offer, the acquisition of the Notes or issuance of the Exchange Consideration pursuant to the Exchange Offer or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Exchange Offer, or (ii) materially adversely affects the business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves of the Company taken as a whole, or otherwise materially impairs in any way the contemplated future conduct of the business of the Company taken as a whole.

                  (b) There shall have occurred (i) the declaration of any banking moratorium or suspension of payments in respect of banks in the United States, (ii) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (iii) the commencement of a war, armed hostilities or any other national or international crisis directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative agency or authority on, or any event which in the Company's sole judgment might adversely affect, the extension of credit by banks or other lending institutions in the United States, or (v) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

                  (c) There shall have occurred any event that has resulted, or may in the sole judgment of the Company result, in an actual or threatened material adverse change in the business, operations, condition (financial or otherwise), results of operations, prospects, assets, liabilities, working capital or reserves of the Company.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company in its sole discretion regardless of the circumstances (including any action or inaction by the Company) giving rise to any such conditions, or may be waived by the Company, in its sole discretion, in whole or in part at any time.

HOW TO TENDER

         Since all of the Notes are currently held in permanent global form and accepted for clearance through Euroclear and Cedelbank, tendering beneficial owner(s) of Notes must request their Agent Member Bank to effectuate the transaction for them. In addition, their Agent Member Bank must complete and sign the Letter of Transmittal or a facsimile thereof on behalf of each beneficial owner(s) of Notes in accordance with the instructions in the Letter of Transmittal and any other required documents. The Agent Member Bank must (i) send by courier or via facsimile the completed and signed Letter of Transmittal to the Exchange Agent and (ii) send the original completed and signed Letter of Transmittal via first class mail or overnight mail to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Solicitation Agent, the Exchange Agent or the Company.

         On or prior to the Expiration Date, (i) the Agent Member Bank must have effectuated the transaction on behalf of the tendering beneficial owner(s) and (ii) the Letter of Transmittal, with any other required documents, must be transmitted to and received by the Exchange Agent at its address set forth on the last page of this Offering Circular.

         THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS, IS AT THE ELECTION AND RISK OF THE NOTEHOLDER.

         The Notes may be offered for exchange in minimum denominations of $10,000 each and integral multiples thereof. Tendering persons or entities executing Letters of Transmittal may tender less than all of the Notes held by such party provided they appropriately indicate this fact on the Letter of Transmittal. Absent such an indication, the Exchange Agent may rely on a Letter of Transmittal as representing a tender of all Notes held by such party.

         With respect to tenders of Notes, the Company reserves full discretion to determine whether the documentation is complete and generally to determine all questions as to tenders, including the date of receipt of a tender, the propriety of execution of any document, and other questions as to the validity, form, eligibility or acceptability of any tender. The Company reserves the right to reject any tender not in proper form or otherwise not valid or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful or to waive any irregularities or conditions, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final. The Company shall not be obligated to give notice of any defects or irregularities in tenders and shall not incur any liability for failure to give any such notice. Notes shall not be deemed to have been duly or validly tendered unless and until all defects and irregularities have been cured or waived.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

         The Letter of Transmittal contains, among other things, certain terms and conditions, which are summarized below and are part of the Exchange Offer.

         On or prior to the Expiration Date, (i) the Agent Member Bank must have effectuated the transaction on behalf of the tendering beneficial owner(s) and (ii) the Letter of Transmittal, with any other required documents, must be transmitted to and received by the Exchange Agent at its address set forth on the last page of this Offering Circular. The Agent Member Bank tendering the Notes for exchange on behalf of the beneficial owner(s) (the "Holder") by execution of the Letter of Transmittal sells, assigns and transfers the Notes to the Exchange Agent and irrevocably constitutes and appoints the Exchange Agent as the Holder's agent and attorney-in-fact to cause the Notes to be transferred and exchanged. The Holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Notes and to acquire the Exchange Consideration issuable upon the exchange of such tendered Notes, that the Company will acquire good and unencumbered title to the tendered Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Notes tendered for exchange are not subject to any adverse claims when accepted by the Company. The Holder also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, sale, assignment and transfer of the tendered Notes. All authority conferred or agreed to be conferred under the Letter of Transmittal by the signatory and any beneficial owner under the signatory shall survive the death or incapacity of the signatory and of any beneficial owner under the signatory, as applicable, and any obligation of the signatory and of any beneficial owner under the signatory shall be binding upon the heirs, personal representatives, successors and assigns of the signatory and of any beneficial owner under the signatory.

         In addition, by authorizing the execution and transmission of a Letter of Transmittal, a tendering holder will be deemed to have made certain representations and certifications, for the purposes of Regulation S, including that it is not a U.S. person (as defined in Regulation S) and that it understands that certain restrictions exist on the transferability of the Exchange Consideration. See "Selling Restrictions" and, in the Letter of Transmittal, "Representations and Certifications Concerning Regulation S."

         All questions as to the validity, form, eligibility (including time of receipt) and acceptability of any tender will be determined by the Company, in its sole discretion, and such determination will be final and binding. Unless waived by the Company, irregularities and defects must be cured by the Expiration Date. The Company will pay all stock transfer taxes applicable to the transfer and exchange of Notes tendered unless Notes are transferred to a third party.

WITHDRAWAL RIGHTS

         All tenders may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after the expiration of 40 business days from the commencement of the Exchange Offer unless accepted for exchange prior to that date.

         To be effective, a notice of withdrawal must be timely received by the Exchange Agent at the address set forth below under "Exchange Agent" and on the back cover of this Offering Circular. Any notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered the number of Notes to be withdrawn and the name of the Noteholder. The Exchange Agent will confirm to each Noteholder in writing any properly withdrawn Notes as soon as practicable following receipt of notice of withdrawal. All questions as to the validity, including time of receipt, of notices of withdrawals will be determined by the Company, and such determination will be final and binding on all parties.

ACCEPTANCE OF TENDERS

         On or prior to the Expiration Date, (i) the Agent Member Bank must have effectuated the transaction on behalf of the tendering beneficial owner(s) and (ii) the Letter of Transmittal, with any other required documents, must be transmitted to and received by the Exchange Agent at its address set forth on the last page of this Offering Circular. Subject to the terms and conditions of the Exchange Offer, if such tendering procedures are followed, and the tender is not withdrawn subject to the terms, limitations and provisions of the Exchange Offer, the tender offer will be accepted on or promptly after the Expiration Date. Subject to such terms and conditions, delivery of certificates of the Common Stock Consideration to be issued in exchange for properly tendered Notes will be made by the Exchange Agent promptly after acceptance of the tendered Notes. The Preferred Stock Consideration will be represented initially by single, temporary global Preferred Stock certificate in fully registered form and will be deposited with or on behalf of DTC AS depository and registered in the name of DTC or its nominee. See "Global Preferred Stock Certificates; Book Entry." The Common Stock Consideration to be issued in exchange for properly tendered Notes will be registered as provided in the Letter of Transmittal. Subject to the applicable rules, the Company, however, reserves the right to delay acceptance of tendered Notes upon the occurrence of any of the conditions set forth above under the caption "Certain Conditions of the Exchange Offer."

         The tender of Notes pursuant to any one of the procedures set forth in "How to Tender" will constitute an agreement between the tendering Noteholder and the Company upon the terms and subject to the conditions of the Exchange Offer.

         Noteholders whose Notes are accepted in exchange for the Common Stock Consideration will receive a cash payment equal to the accrued and unpaid interest, if any, on such Notes accumulating after November 25, 1999 to, but excluding, the date of issuance of such Common Stock Consideration, payable as soon as practicable after the Expiration Date to the holders of such Notes. The Preferred Stock Consideration issued in exchange for Notes will begin to accrue dividends commencing on November 26, 1999. Holders of Notes accepted for exchange in the Exchange Offer will have the right to withdraw such Notes until the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after the expiration of 40 business days from the commencement of the Exchange Offer, unless accepted for exchange prior to that date.

SOLICITATION OF TENDERS; EXPENSES

         The Company has retained RP&C International, Inc. to assist in the solicitation of exchanges with respect to the Exchange Offer. In addition to the delivery of this Offering Circular to Noteholders, the Solicitation Agent will orally solicit the exchanges of Noteholders who are not U.S. persons. The Solicitation Agent will not solicit the exchange of any Noteholder who is a U.S. person.

         For the services of RP&C International, Inc. as Solicitation Agent in connection with the Exchange Offer, the Company has agreed to (i) reimburse the Solicitation Agent for all reasonable out-of-pocket expenses properly incurred in connection with the Exchange Offer, (ii) pay a fee in cash equal to the percentage of the face value of the Notes tendered in exchange for the Exchange Consideration, and (iii) upon the successful completion of the Exchange Offer, issue the Solicitation Agent 200,000 warrants to purchase Common Stock at an exercise price equal to the average closing price of the Common Stock for the thirty (30) trading days prior to the closing of the Exchange Offer, with such warrants having a term of two years following the closing of the Exchange Offer. The Company has also agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under federal securities laws. RP&C International, Inc. will receive no additional compensation for its services as Solicitation Agent for the Exchange Offer.

         In addition, directors, officers and employees of the Company (who will not be separately compensated for such services) may solicit exchanges by use of the mails, personally or by telephone, facsimile or similar means of electronic transmission. The Company also will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this Offering Circular and related documents to the beneficial owners of the Notes and in handling or forwarding tenders of Notes by their customers.

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Offering Circular. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Offering Circular nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. This Offering Circular does not constitute an offer to exchange, or a solicitation of an offer to exchange, any securities other than the securities covered by the Offering Circular by the Company or any other person, nor does it constitute an offer to exchange or a solicitation of an offer to exchange such securities by the Company, or any such other person in any jurisdiction in which or to any person to whom it is unlawful to make any such offer or solicitation. In any jurisdiction the laws of which require the offer to be made by a licensed broker or dealer, the offer is being made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following is a discussion of certain material U.S. Federal income tax considerations of (i) the exchange of Notes for the Exchange Consideration, and (ii) the ownership and disposition of the Exchange Consideration.

         The following summary is for general information only and is not tax advice. The rules governing U.S. Federal income taxation of Non-U.S. Holders (as defined below) are highly complex, and the following discussion is intended only as a summary of the applicable rules. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Treasury Regulations") (including, but not limited to, proposed Treasury Regulations which may be finalized in a form different than their proposed form), court decisions, and administrative rulings and practice, all as in effect on the date of this Offering Circular. Future legislative, judicial or administrative changes, which might or might not have retroactive application, could modify significantly the statements and conclusions expressed in this summary. The Company has not sought, and does not intend to seek, a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel regarding the tax consequences of purchasing, owning or disposing of the Exchange Consideration or the Conversion Shares. This summary does not address any state, local or foreign tax considerations that may be relevant to an investment in the Company.

         As used herein, the term "Non-U.S. Holder" means a beneficial holder who, for U.S. Federal income tax purposes, is not a U.S. Holder. The term "U.S. Holder" means a beneficial holder who, for U.S. Federal income tax purposes, is
(i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity treated as a corporation or partnership for U.S. Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless otherwise provided by Treasury Regulations), (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source, or (iv) a trust with respect to which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust (or certain electing trusts in existence on August 20, 1996 to the extent provided in Treasury Regulations).

         The tax treatment of a Non-U.S. Holder will vary depending upon the holder's particular situation. This discussion addresses only Non-U.S. Holders that purchased the Notes at their original issuance and held the Notes and will hold the Exchange Consideration as capital assets. This discussion is not addressed to holders who subsequently purchase the Common Stock or Preferred Stock. In addition, this discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders subject to special treatment under the U.S. Federal income tax laws, including, without limitation, dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold securities that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction.

         This summary also does not discuss all of the tax consequences that may be relevant to a Non-U.S. Holder whose ownership of the Exchange Consideration is effectively connected with that Non-U.S. Holder's conduct of a trade or business in the United States or, if a treaty applies, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. In addition, this summary is not addressed to (i) a Non-U.S. Holder who is an individual who is present in the United States for 183 days or more in the taxable year of the disposition of the Exchange Consideration, and either
(A) has a tax home in the United States and the gain from the disposition is not attributable to an office or other fixed place of business maintained by that Non-U.S. Holder in a foreign country or (B) the income is attributable to an office or other fixed place of business maintained by that Non-U.S. Holder in the United States; (ii) a Non- U.S. Holder who is subject to the provisions of the U.S. tax law applicable to former citizens and residents of the United States; or (iii) a Non-U.S. Holder who has elected to be treated as a resident of the United States for tax purposes.

         PROSPECTIVE NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO THE EXCHANGE AND AN INVESTMENT IN THE EXCHANGE CONSIDERATION AND THE CONVERSION SHARES, INCLUDING REPORTING REQUIREMENTS AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT IN THEIR HOME COUNTRY LAWS.

EXCHANGE OF  NOTES FOR THE EXCHANGE CONSIDERATION

         Assuming, as the Company believes, the Notes are securities for U.S. federal income tax purposes, a Non-U.S. Holder should generally not be subject to U.S. Federal income tax on any gain or income realized in connection with the exchange of Notes for the Exchange Consideration.

DIVIDENDS PAID ON THE EXCHANGE CONSIDERATION

         In general, dividends paid to a Non-U.S. Holder on the Exchange Consideration should be subject to U.S. Federal income tax withholding at a thirty percent (30%) rate unless such rate is reduced by an applicable U.S. income tax treaty.

         Under present Treasury Regulations, the Company is required to withhold on the gross amount of all distributions made with respect to its stock regardless of whether it has any current or accumulated earnings and profits. Under Treasury Regulations that are proposed to be effective for distributions made after December 31, 2000, withholding would not be required on distributions that are not paid out of current or accumulated earnings and profits. The Company will be given the option of treating the full amount as a dividend or of treating only a portion of the distribution as a dividend subject to withholding based upon a reasonable estimate of projected earnings and profits.

         Dividends paid to an address in a foreign country are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding tax discussed above and, under the current interpretation of Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. A Non-U.S. Holder of the Exchange Consideration that is eligible for a reduced rate of U.S. Federal withholding tax pursuant to an income tax treaty may be entitled to a refund of any excess amounts withheld by filing an appropriate claim for refund with the Service. All dividends on the Preferred Stock Consideration will be paid without reduction for any withholding tax.

SALE OF THE EXCHANGE CONSIDERATION

         A Non-U.S. Holder of the Exchange Consideration should generally not be subject to U.S. Federal income or withholding tax on gain realized on the sale, exchange or redemption (provided that the redemption is treated as the sale or exchange of the stock) of such stock, unless the Company is, or has been, a U.S. real property holding company under the FIRPTA. A "U.S. real property holding company" is defined as any corporation if the fair market value of its U.S. real property interests equals or exceeds fifty percent (50%) of the fair market value of the sum of (i) its U.S. real property interests,
(ii) its interests in real property located outside the United States, plus
(iii) any other of its assets which are used or held for use in a trade or business. The Company believes that it is not U.S. real property holding company at this time. However, there can be no assurance that the Company is correct or that the Company will not be a U.S. real property holding company at the time any Non-U.S. Holder sells the Exchange Consideration.

CONVERSION OF PREFERRED STOCK CONSIDERATION TO CONVERSION SHARES

         A Non-U.S. Holder should not recognize gain or loss upon the exchange of the Preferred Stock Consideration for Conversion Shares. The Non-U.S. Holder's tax basis in the Conversion Shares received in the exchange should be the same as the Non-U.S. Holder's tax basis of the Preferred Stock Consideration exchanged therefor (reduced by the portion of such tax basis allocable to any fractional Common Stock interest for which the Non-U.S. Holder receives a cash payment from the Company). The holding period of the Conversion Shares received in the exchange should include the holding period of the Preferred Stock Consideration that was exchanged therefor. A Non-U.S. Holder who receives cash in lieu of a fractional share of Common Stock shall be treated as having sold that portion of the Preferred Stock Consideration for cash.

ADJUSTMENTS TO PREFERRED CONVERSION PRICE

         Pursuant to Treasury Regulations promulgated under Section 305 of the Code, a Non-U.S. Holder of Preferred Stock Consideration should be treated as having received a constructive distribution from the Company upon an adjustment in the Preferred Conversion Price if (i) as a result of such adjustment, the proportionate interest of such Non-U.S. Holder in the assets or earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Preferred Conversion Price would not be considered made pursuant to such formula if the adjustment were made to compensate for certain taxable distributions with respect to the Conversion Shares into which the Preferred Stock Consideration is convertible. Thus, under certain circumstances, a decrease in the Preferred Conversion Price may be taxable to a Non-U.S. Holder of Preferred Stock Consideration as a dividend to the extent of the current or accumulated earnings and profits of the Company. In addition, the failure to adjust fully the Preferred Conversion Price to reflect distributions of stock dividends with respect to the Common Stock Consideration may result in a taxable dividend to the Non-U.S. Holders of the Common Stock Consideration.

ESTATE TAXES

         Exchange Consideration held directly by an individual who at the time of death is not a citizen or resident of the United States will nevertheless generally be included in the gross estate of such individual for U.S. estate tax purposes, subject to contrary provisions of an applicable estate tax treaty.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HARKEN

         The Company anticipates that if the Exchange Offer is fully subscribed by the Noteholders, the resulting transaction may result in some potential gain recognition by the Company. The Company has accumulated over past years a net tax loss carry forward ("NOL") that it believes will be sufficient to offset in all material respects any tax liability that may arise to the Company from such transaction. The Company does not believe that it has triggered an "ownership change" with respect to the Company for federal income tax purposes in the past, nor that the currently contemplated Exchange Offer will trigger such an ownership change. If, however, an ownership change were determined to have occurred at some time in the past or to occur from this presently contemplated transaction, then the ability of the Company to use NOLs from periods before such a change as an offset to current or future tax liability may be limited.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         Harken's Certificate of Incorporation, as amended ("Certificate of Incorporation") authorizes the issuance of 225,000,000 shares of Common Stock. As of November 19, there were 153,522,248 shares issued and held of record by approximately 3,443 stockholders. As of such date, there were no shares of Common Stock held in the treasury.

         The shares of Common Stock are equal in all respects. Each issued and outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders. The Certificate of Incorporation permits cumulative voting of shares for any election of directors, however, it does not permit preemptive rights to stockholders to acquire additional shares. The Certificate of Incorporation makes no provisions with respect to subscription or conversion rights, redemption privileges, or sinking funds with respect to shares of Common Stock. The Common Stock presently issued and outstanding is fully paid and non-assessable. The Common Stock to be issued upon any conversion of the Notes will, when issued, be fully paid and non-assessable.

         The number of directors constituting the full Board of Directors of Harken has been established as ten, in accordance with Harken's Bylaws. The Certificate of Incorporation provides that the number of directors be divided into Classes A, B and C, with staggered terms of three years each. The Class A, B and C terms expire in 2000, 2001 and 2002, respectively. The Class A, B and C directorships consist of three, three and four positions respectively. The Class C term currently has one open and unfilled seat. As noted above, the holders of Harken Common Stock are entitled to cumulate their votes in the election of directors by voting the total number of shares of Harken Common Stock held by them multiplied by the number of directors to be elected. Because Harken's Board of Directors is divided into classes, Harken's stockholders do not have the ability to cumulate their vote with respect to the entire number of board members at each annual meeting, but only with respect to the number of nominees for the particular class of directors to be elected. Further, the classification of the Board of Directors could create impediments or otherwise discourage persons from attempting to gain control of Harken because the director terms do not all expire at the same time, thereby making it difficult to replace all of the directors at any one annual meeting. Further, as a result of stockholders having the right to cumulate their votes in the election of directors, minority stockholders might be able to elect at least one director in an election for directors for a particular class, which also might impede or otherwise discourage persons attempting to gain control of Harken.

         Upon liquidation, dissolution or winding up of the affairs of Harken, holders of Common Stock are entitled to receive pro rata all of the assets of Harken available for distribution to stockholders, after payment of any liquidation preference on any preferred stock outstanding at the time. Subject to the rights of holders of Preferred Stock (as defined below), dividends on the Common Stock may be paid if, as and when declared by the Board of Directors out of funds legally available therefor. Harken does not anticipate declaring or paying any cash dividend on the Common Stock in the foreseeable future.

AUTHORIZED PREFERRED STOCK

         Harken's Certificate of Incorporation authorizes the Board of Directors, without first obtaining the approval of the holders of Common Stock, to issue up to 10,000,000 shares of preferred stock, par value of $1.00 per share ("Authorized Preferred Stock"). The Authorized Preferred Stock may be issued in one or more series, and Harken's Board of Directors is authorized to establish the terms and conditions of such series including, but not limited to
(i) the designation and number of shares constituting each series, (ii) the dividend rate payable, if any, and whether such dividends are cumulative or non-cumulative, (iii) voting rights, if any, (iv) redemption rights, if any,
(v) conversion or preference rights, if any and (vi) any other rights and qualifications, preferences, and limitations or restrictions of the shares of such series. In addition to the series of preferred stock described below, the Company has four series of preferred stock authorized for issuance, no shares of which were outstanding as of the date of this Offering Circular.

         Series E Junior Preferred

         On April 6, 1998, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was paid on April 17, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series E Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Series E Preferred Stock") at a price of $35.00 per one one-thousandth of a share of Series E Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of April 6, 1998, (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a copy of a Summary of Rights to Purchase Shares of Series E Preferred Stock of Harken Energy Corporation (the "Summary of Rights") that was mailed to the holders of such stock as of the Record Date.

         The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on April 6, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

         The Purchase Price payable, and the number of shares of Series E Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series E Preferred Stock, (ii) upon the grant to holders of the Series E Preferred Stock of certain rights or warrants to subscribe for or purchase Series E Preferred Stock at a price, or securities convertible into Series E Preferred Stock with a conversion price, less than the then-current market price of the Series E Preferred Stock or (iii) upon the distribution to holders of the Series E Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series E Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights is also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         Shares of Series E Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series E Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $10.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000.00 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Series E Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Series E Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

         Because of the nature of the Series E Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series E Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

         In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) which at the time of such transaction have a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Series E Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Series E Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series E Preferred Stock or Common Stock will be issued (other than fractions of Series E Preferred Stock which are integral multiples of one one-thousandth of a share of Series E Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Series E Preferred Stock or the Common Stock.

         At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

         Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to the time an Acquiring Person becomes such, redeem all but not less than all the then outstanding Rights at $0.01 per Right.

         For the purposes of the Rights Agreement, the Board of Directors has established the Series E Preferred Stock with 175,000 authorized shares, none of which were outstanding as of the date of this Offering Circular, from the shares of preferred stock the

Board of Directors is authorized pursuant to the Company's Certificate of Incorporation to establish and issue by resolution without any further stockholder approval. Shares of the Series E Preferred Stock may be purchased pursuant to the terms and conditions of the Rights Agreement. Rights and privileges of the Series E Preferred Stock are set forth in the form of Certificate of Designation which is included as an Exhibit to the Rights Agreement that is an Exhibit to the Current Report on Form 8-K of the Company dated April 6, 1998. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

         Series F Preferred

         In April 1998, resolutions were adopted and filed to authorize the issuance of up to 15,000 shares of Series F Convertible Preferred Stock (the "Series F Preferred"). As of January 1999, all of the shares of this Series F Preferred had been redeemed fully by the Company, and no Series F Preferred shares were outstanding as the date of this Offering Circular.

         Series G Preferred

         For a description of the terms of the Preferred Stock, see the Certificate of Designation of the Preferred Stock attached hereto as Appendix A.

PRIVATE WARRANTS

         The Company has issued certain private warrants (the "Private Warrants") as compensation for services rendered in connection with several transactions. At November 1999, the Company had outstanding: (a) 1,120,000 Series 97A Warrants exercisable at a price of $5.00 per share; (b) 200,000 Series 98B Warrants exercisable at a price of $6.50 per share; (c) 200,000 Series 98C Warrants exercisable at a price of $3.50 per share; and (d) 2,336,066 Series 99A Warrants exercisable at a price of $2.50 per share. The Series 98B Warrants referred to above were issued to RP&C International, Inc. in connection with the sale of the Notes on May 26, 1998. See "Notes to Consolidated Financial Statements" contained in the Annual Report and the Quarterly Reports. The Company has also agreed to issue to RP&C International, Inc. 200,000 Series 99B Warrants exercisable at market price in connection with the closing of this Exchange Offer. See "The Exchange Offer -- Solicitation of Tenders; Expenses."

DELAWARE LAW WITH RESPECT TO BUSINESS COMBINATIONS

         Harken is subject to the "business combination" statute of the DGCL.
Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (a) prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder," (b) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

RIGHTS PLAN

         On April 6, 1998, the Company's Board of Directors adopted a Stockholder Rights Plan in which Rights were distributed as a dividend at the rate of one Right for each share of common stock, par value $0.01 per share, of the Company held by stockholders of record, as of the close of business on April 17, 1998. The Rights trade in tandem with the Common Stock unless there is an event which triggers the Rights Plan making them exercisable. Once becoming exercisable, the Rights will trade separate from the common stock and may be exchanged under the terms of the Rights Plan for preferred stock or other securities as may be determined by the Board at that time. The Rights Plan is designed to deter certain types of unfair takeover tactics and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company's stockholders. The Rights will expire on April 6, 2008. The Rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company's common stock or commences a tender or exchange offer to acquire a total of 15% or more of the Common Stock. See "-- Preferred Stock -- Series E."

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock and the Preferred Stock is ChaseMellon Shareholder Services, and the address is 2323 Bryan Street, Suite 2300, Dallas, Texas 75201.

REPORTS TO STOCKHOLDERS

         The Company furnishes its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law. Copies of any such recent reports are available upon request from the Solicitation Agent or the Company.

                              SELLING RESTRICTIONS

         The Exchange Consideration and the Conversion Shares have not been registered under the Securities Act and may not be offered or sold within the U.S. or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the Securities Act or pursuant to an effective registration statement. The Company has agreed to file at the earliest practicable date and in any event not later than ninety (90) days from the first date of issuance of the Exchange Consideration, a registration statement with the Commission on an appropriate form to permit resales of the Common Stock Consideration and the Conversion Shares in the U.S. markets and to use its best efforts to maintain the effectiveness of such registration statement until such time as an exemption from registration to permit sales of the Conversion Shares in the U.S. markets without restrictions under the Securities Act is available. The Company has not filed and does not intend to file a registration statement with respect to the Preferred Stock Consideration. Holders should contact their own legal advisors before effectuating any resales of the foregoing securities. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

         Each Noteholder tendering Notes for exchange pursuant to the Exchange Offer will be required to certify, and will be deemed to have represented and agreed, as follows:

         (1) it is not a "U.S. person" (as defined in Regulation S), and it is acquiring the Exchange Consideration, and if the Exchange Consideration is converted, the Conversion Shares for its own account or for an account with respect to which it exercises sole investment discretion and not for the account or benefit of any U.S. person;

         (2) it acknowledges that the Exchange Consideration and the Conversion Shares have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted below;

         (3) it understands and agrees that the Exchange Consideration is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and that the Exchange Consideration and the Conversion Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act;

         (4) it understands and agrees that (A) if it decides to resell, pledge, or otherwise transfer the Exchange Consideration or Conversion Shares on which the legend described below appears prior to the end of the one year Distribution Compliance Period, the Preferred Stock Consideration, and the Common Stock Consideration and the Conversion Shares may be resold, pledged or transferred only (i) to the Company, (ii) so long as such securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QUIB that purchases for its own account or for the account of a QUIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) pursuant to offers and sales that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, in each case in accordance with any applicable securities laws of the United States, or (iv) pursuant to an effective registration statement, in each case in accordance with any applicable securities laws of any state of the United States; and (B) it will, and each subsequent holder is required to, notify the purchaser of such securities from it of the resale restrictions referred to in (A) above, if then applicable;

         (5) it understands and agrees that (A) if within two years after the date of original issuance of the Exchange Consideration or if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer the Exchange Consideration or upon conversion thereof, the Conversion Shares, as the case may be, on which the legend described below appears, such securities may be resold, pledged or transferred only (i) to the Company, (ii) so long as such securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QUIB that purchases for its own account or for the account of a QUIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A,
                  (iii) pursuant to offers and sales that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (iv) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States; and (B) it will, and each subsequent holder is required to, notify the purchaser of such securities from it of the resale restrictions referred to in (A) above, if then applicable;

         (6) it understands and agrees that during such time as such restrictions are applicable prior to any transfer of the Common Stock Consideration and the Conversion Shares, each proposed transferee will be required to execute and deliver to the transfer agent an investor letter in the form attached to this Offering Circular as Appendix B acknowledging and agreeing to the selling restrictions on the Exchange Consideration and the Conversion Shares during such time as such restrictions are applicable and that such investor letter shall be a condition precedent to any transfer of such Common Stock Consideration or Conversion Shares;

         (7) it understands and agrees that hedging transactions in the Exchange Consideration or the Conversion Shares are prohibited by Regulation S, unless permitted by the Securities Act;

         (8) it understands that the Company has neither any obligation nor intention to file a registration statement in respect of the Preferred Stock;

         (9) it understands that the Preferred Stock Consideration will bear the following legend:

         "THESE SHARES OF PREFERRED STOCK AND THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THESE SHARES OF PREFERRED STOCK (THE "CONVERSION SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THESE SHARES, AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE SHARES AND THE CONVERSION SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

         PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THESE SHARES OF PREFERRED STOCK, THESE SHARES OF PREFERRED STOCK MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THESE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL INVESTOR WITHIN THE MEANING OF RULE 144A (a "QUIB") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES.

         AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THESE SHARES OF PREFERRED STOCK, THESE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THESE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUIB WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES.

         IF THE HOLDER OF THESE SHARES WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

         NO HEDGING TRANSACTIONS INVOLVING THESE SHARES OF PREFERRED STOCK OR THE CONVERSION SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE, AS AMENDED."

         (10) it understands that the Common Stock Consideration and the Conversion Shares will bear the following legend:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THESE SHARES, AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

         PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THESE SHARES (OR THE ISSUANCE OF THE PREFERRED STOCK, IF SUCH SHARES WERE FORMERLY UNDERLYING SHARES OF PREFERRED STOCK), THESE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THESE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL INVESTOR WITHIN THE MEANING OF RULE 144A (a "QUIB") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES.

         AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THESE SHARES (OR THE ISSUANCE OF THE PREFERRED STOCK, IF SUCH SHARES WERE FORMERLY UNDERLYING SHARES OF PREFERRED STOCK), THESE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THESE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUIB WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
(3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES.

         IF THE HOLDER OF THESE SHARES WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

         NO HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE, AS AMENDED."

         (11) it (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Exchange Consideration and the Conversion Shares and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

         (12) it has received a copy of the Offering Circular relating to the offering, understands that any decision to subscribe for the Exchange Consideration must be made only on the basis of the Offering Circular, acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of the Company and receive answers thereto, as it deemed necessary in connection with its decision to exchange the Notes for the Exchange Consideration and makes its subscription subject to and on the basis of the provisions and terms of such Offering Circular;

         (13) it understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of the Exchange Consideration are no longer accurate, it shall promptly notify the Company. If it is acquiring the Exchange Consideration as a fiduciary or agent for one or more investor accounts, it represents that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account; and

         (14) it will, if requested by the Company, deliver to the Company, a certificate which will confirm the matters referred to in these representations to the satisfaction of the Company, acting reasonably.

         IF THE COMPANY FAILS TO REGISTER THE COMMON STOCK CONSIDERATION AND THE CONVERSION SHARES OR FAILS TO MAINTAIN THE EFFECTIVENESS OF THE REGISTRATION STATEMENT WITH RESPECT TO THE COMMON STOCK CONSIDERATION AND THE CONVERSION SHARES, THEN ANY SHARES WHICH ARE NOT SO REGISTERED WILL CONTINUE TO BE SUBJECT TO THE TRANSFER RESTRICTIONS DESCRIBED ABOVE.

         The Company may, in its discretion, revise the selling restrictions on the Exchange Consideration and/or the Conversion Shares if the Commission should, subsequent to the date of this Offering Circular, give advice or interpretations respecting such restrictions imposed by Regulation S or Rule 144 or should the Commission amend Regulation S or Rule 144 respecting such restrictions.

         The Exchange Consideration is subject to U.S. tax law requirements and may not be offered, sold or delivered within the U.S. or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the Code (as defined herein) and regulations thereunder.

         Each distributor has represented and agreed that (a) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date will not offer or sell any Exchange Consideration to persons in the United Kingdom, by means of any document, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Exchange Consideration in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document it received by it in connection with the issue of the Exchange Consideration to a person who is a kind of person described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom such document may otherwise lawfully be issued or passed on.

         No action has been or will be taken that would permit a public offering of the Exchange Consideration or the possession or distribution of this Offering Circular or any other offering material relating to the Exchange Consideration in any country or jurisdiction where action for that purpose is required. Accordingly, the Exchange Consideration may not be offered or sold, directly or indirectly, and neither this Offering Circular nor any circular, prospectus, form of application, advertisement or other offering material relating to the Exchange Consideration may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.

         THE COMPANY DOES NOT INTEND TO FILE A REGISTRATION STATEMENT IN THE UNITED STATES CONCERNING ANY RESALE OF THE PREFERRED STOCK. THEREFORE, THE ABILITY TO RESELL SUCH SHARES WILL DEPEND SOLELY UPON THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION.

                  DEFINITION OF U.S. PERSON UNDER REGULATION S

"U.S. person" means:

         (i)      Any natural person resident in the United States;

         (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

         (iii)    Any estate of which any executor or administrator is a U.S.
                  person;

         (iv)     Any trust of which any trustee is a U.S. person;

         (v) Any agency or branch of a foreign entity located in the United States;

         (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

         (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

         (viii)   Any partnership or corporation if:

                  (A) organized or incorporated under the laws of any foreign jurisdiction; and

                  (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

The following are not "U.S. persons":

         (i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

         (ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

                  (A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

                  (B)     The estate is governed by foreign law;

         (iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

         (iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

         (v) Any agency or branch of a U.S. person located outside the United States if:

                  (A) The agency or branch operates for valid business reasons; and

                  (B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

         (vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                GLOBAL PREFERRED STOCK CERTIFICATES; BOOK ENTRY

         The Preferred Stock will be represented initially by a single, temporary global Preferred Stock certificate (the "Temporary Global Certificate") in fully registered form and will be deposited with or on behalf of The Depository Trust Company as depository ("DTC") and registered in the name of DTC or its nominee. On or shortly after the Closing Date, the DTC accounts for Euroclear and Cedelbank will be credited with the appropriate amounts of Preferred Stock as requested by the Agent Member Banks, and the interests in the Preferred Stock so credited will be held by Euroclear and Cedelbank on behalf of such Agent Member Banks. On or after the first anniversary of the Closing Date, upon certification as to non-U.S. person or QUIB beneficial ownership, the Company will deposit a single, permanent global Preferred Stock certificate (the "Global Certificate") in fully registered form with or on behalf of DTC and registered in the name of DTC or its nominee to replace the Temporary Global Certificate. The Temporary Global Certificate will then be cancelled. Except as described herein, Preferred Stock certificates will not be issued in exchange for beneficial interests in such Global Certificates.

         Upon the issuance of the Temporary Global Certificate and the Global Certificate (the "Global Certificates"), DTC or its custodian will credit, on its internal system, the individual beneficial interests represented by such Global Certificates, to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of HSBC Bank USA, which, in turn, will credit the DTC accounts of Euroclear and Cedelbank as described above. Ownership of beneficial interests in the Global Certificates will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

         So long as DTC, or its nominee, is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Stock represented by such Global Certificates for all purposes under the Certificate of Designation and the Preferred Stock. No beneficial owner of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Certificate of Designation.

         Payments and other distributions with respect to the Preferred Stock, whether in cash or in Common Stock, will be made to DTC or its nominee, as the case may be, as the registered owner thereof. The Company will not have any responsibility or liability for any aspect of the records relating to or payments or other distributions made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that DTC or its nominee, upon receipt of any payments made with respect to the Global Certificates, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amount of such Global Certificates as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         The Company understands that DTC will take any action permitted to be taken by a holder of Preferred Stock (including the presentation of the Conversion Notice in the form attached to the Certificate of Designation as Exhibit A) only at the direction of one or more participants to whose account the interests in the Global Certificates are credited and only in respect of such portion of the aggregate interest in the Preferred Stock as to which such participant or participants has or have given such direction. In order to exercise a conversion right, the holder of each share of Preferred Stock to be converted must comply with the procedures for conversion as provided by DTC and the DTC participant holding the Preferred Stock on behalf of the holder. Each such holder must also give written notice to the Company in the form of the Conversion Notice. Such Conversion Notice must also state the name or names (with address) in which the shares of Conversion Shares shall be issued.

         Beneficial owners will have no direct voting rights with respect to the Preferred Stock. DTC alone, as registered owner of the Preferred Stock, will have voting rights associated with the Preferred Stock in accordance with its standard procedures. Further, as described herein, the rights of the beneficial owners of the Preferred Stock, including, without limitation, the right of beneficial owners to receive notice, are in certain cases subject to and dependent on the actions and procedures of and agreements and arrangements among DTC and the DTC participants. Beneficial owners of Preferred Stock are advised to clarify and confirm such actions, procedures, agreements and arrangements directly with the applicable DTC participants.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

         The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Company will not have any responsibility for the performance by DTC or its respective participants or indirect participants of its or their respective obligations under the rules and procedures governing their operations.

         If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificates and a successor depositary is not appointed by us within 90 days, the Company will issue certificated Preferred Stock in exchange for the Global Certificates, which will bear the applicable legend referred to under the heading "Selling Restrictions."

         In addition to any required Publication Notice, so long as a book-entry system is used for the Preferred Stock, the Company will send any notice of redemption or other notices with respect to the Preferred Stock only to DTC. Any failure of DTC to advise any DTC participant, or of any DTC participant or indirect participant to notify the beneficial owner, of any such notices and their contents or effect will not affect the validity of the redemption of the Preferred Stock called for redemption or of any other action premised on such notice. The Company will not have any responsibility or obligation to DTC participants, or the persons for whom DTC participants act as nominees, with respect to the payments on the Preferred Stock or the providing of notice to DTC participants, indirect participants or beneficial owners.

                                   APPENDIX A

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES G CONVERTIBLE PREFERRED STOCK
                                       OF
                           HARKEN ENERGY CORPORATION


         Harken Energy Corporation, a Delaware corporation, DOES HEREBY
CERTIFY:

         That, pursuant to the authority conferred upon the Board of Directors of said corporation by virtue of its certificate of incorporation as amended and in accordance with Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), said Board of Directors has duly adopted a resolution by unanimous consent providing for the issuance of a series of preferred stock, par value $1.00 per share, designated as Series G Convertible Preferred Stock, which resolution reads as follows:

         "BE IT RESOLVED, that the Board of Directors (the "BOARD OF DIRECTORS") of Harken Energy Corporation (the "CORPORATION") hereby authorizes the issuance of a series of preferred stock and fixes its designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as follows:

         Section 1. Designation. The distinctive serial designation of said series shall be "SERIES G CONVERTIBLE PREFERRED STOCK" (hereinafter called "SERIES G PREFERRED STOCK"). Each share of Series G Preferred Stock shall be identical in all respects with all other shares of Series G Preferred Stock.

         Section 2. Number of Shares. The number of authorized shares of Series G Preferred Stock shall be, in aggregate, 4,500,000 shares. The number of authorized shares of Series G Preferred Stock may be increased or reduced by the Board of Directors of the Corporation by the filing of a certificate pursuant to the provisions of the DGCL stating that the change has been so authorized. When shares of Series G Preferred Stock are purchased or otherwise acquired by the Corporation or converted into Common Stock, par value $0.01 per share, of the Corporation (the "COMMON STOCK"), the Corporation shall take all necessary action to cause the shares of Series G Preferred Stock so purchased or acquired to be canceled and reverted to authorized but unissued shares of Series G Preferred Stock undesignated as to series.

         Section 3. Rank. The Series G Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) junior to all claims of creditors, including holders of the Corporation's outstanding debt securities, (ii) junior to all claims of creditors of the Corporation's Subsidiaries (as defined in Section 13 below), (iii) senior to all classes of Common Stock and to each other class of preferred stock established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that it ranks junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of common stock of the Corporation, as "JUNIOR STOCK"), and (iv) on a parity with each other class of preferred stock established hereafter by the Board of Directors of the Corporation the terms of which expressly provide that such class or series shall rank on a parity with the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "PARITY STOCK"). The Corporation will not authorize the issuance of any amount of any class of preferred stock by the Board of Directors the terms of which expressly provide that such class or series shall rank senior to the Series G Preferred Stock as to dividend rights and/or rights on liquidation, winding-up and dissolution without the approval of the holders owning a majority of the shares of such Preferred Stock then outstanding. The Corporation may authorize the issuance of any amount of Parity Stock (which may provide for the payment of dividends in additional shares of Parity Stock in lieu of cash dividends) without the approval of the holders of the Series G Preferred Stock.

         Section 4. Dividends.

         (a) From November 26, 1999 until and including March 31, 2004, the holders of record, as of the Record Date therefor, of the outstanding shares of Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends on the Series G Preferred Stock at an annual rate equal to $0.50 per share (equivalent to 5% annually), payable semi-annually in arrears in cash or, at the option of the Corporation, in shares of the Corporation's Common Stock. If and when the Corporation shall elect from time to time to pay such dividends in shares of Common Stock, such shares will be valued, for the purpose of calculating the number of shares to be issued in payment of such dividend, at 95% of the average of the Market Price (as defined in Section 13 below) thereof over the twenty-five (25) consecutive Stock Exchange Business Days (as defined in Section 13 below) prior to the Dividend Payment Date (the "COMMON STOCK VALUATION METHOD"); provided, however, that the Corporation may elect to pay such dividends in shares of the Corporation's Common Stock only if such shares of Common Stock would be Freely Tradeable (as defined in Section 13 below) upon issuance by the Corporation. After March 31, 2004, the holders of record, as of the Record Date therefor, of the then outstanding shares of Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends on the Series G Preferred Stock at an annual rate equal to $0.75 per share (equivalent to 7.5% annually), payable semi-annually in arrears in cash or, at the option of the Corporation, in shares of the Corporation's Common Stock, which shares of Common Stock will be valued pursuant to the Common Stock Valuation Method as provided in the immediately preceding sentence and subject to the proviso provided in the immediately preceding sentence.

         (b) All dividends shall be cumulative, whether or not earned or declared, from and including November 26, 1999 and shall be payable semi-annually in arrears, when, as and if declared by the Board of Directors. Such dividends will be payable on November 26 and May 26 of each year (a "DIVIDEND PAYMENT DATE"), commencing on May 26, 2000; provided, however, that if a Dividend Payment Date is not a Stock Exchange Business Day, then the dividend shall be payable on the first immediately succeeding Stock Exchange Business Day. Dividends shall be paid to the holders of record of the Series G Preferred Stock as their names appear on the stock transfer records of the Corporation on the date designated by the Board of Directors ("RECORD DATE"), provided, however, that such Record Date may not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date may not be more than sixty (60) days prior to the Dividend Payment Date. The amount of the dividends payable on the Series G Preferred Stock for each semi-annual dividend period shall be computed by dividing by two (2) the annual rate per share set forth in subsection (a) above. Dividends shall be computed on the basis of a 360-day year of twelve 30-day months.

         (c) Dividends shall be paid without reduction for any withholding tax. No dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and a sum in cash or Freely Tradeable shares of Common Stock sufficient for such payment set apart for such payment on the Series G Preferred Stock. If full dividends are not so paid, the Series G Preferred Stock shall share dividends pro rata with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock payable in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased or otherwise retired for value nor may funds be set apart for payment with respect thereto, if cumulative dividends have not been paid in full on the Series G Preferred Stock in cash or shares of Common Stock; provided, however, that the Corporation may repurchase Junior Stock (i) in the open market from time to time as and to the extent permitted by Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (240 C.F.R. Section 10b-18), or corresponding rule from time to time in effect, and (ii) in a private purchase from time to time so long as such repurchase does not exceed five percent (5%) of the then outstanding shares of Junior Stock. Dividends on account of arrears for any unpaid dividends for any past dividend period may be declared and paid at any time without reference to any regular Dividend Payment Date, to holders of record on a date not more than forty-five (45) calendar days prior to the payment thereof, as may be fixed by the Board of Directors of the Corporation. No interest shall be payable with respect to any dividend payment that may be in arrears. Except as provided above, so long as any shares of the Series G Preferred Stock are outstanding, the Corporation shall not make payment on account of the purchase or other retirement of any Parity Stock or Junior Stock, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase any Parity Stock, Junior Stock or any warrants, rights, calls or options unless full cumulative dividends determined to be in accordance herewith on the Series G Preferred Stock have been paid (or are deemed paid) in full.

         Section 5.  Preference on Liquidation.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series G Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders, the liquidation preference of $10.00 per share of Series G Preferred Stock, plus, without duplication, an amount in cash equal to all cumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Stock, including, without limitation, any class of common stock of the Corporation.

         (b) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series G Preferred Stock and all Parity Stock are not paid in full, then the assets of the Corporation available for distribution among the holders of the Series G Preferred Stock and any Parity Stock shall bear to each other the same ratio that the full amounts payable on liquidation, dissolution or winding-up of the Corporation to the holders of shares of Series G Preferred Stock and any Parity Stock bear to each other.

         (c) After payment of the full amount of the liquidation preference and cumulated and unpaid dividends to which they are entitled, the holders of shares of Series G Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

         (d) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consolidation) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more entities shall be deemed to be or constitute a liquidation, dissolution or winding-up of the Corporation.

         (e) Notice of any payment to the holders of Series G Preferred Stock as a result of the liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given not more than sixty (60) but not less than thirty (30) days prior to any payment date stated therein, to the holders of shares of Series G Preferred Stock as provided in Section 11 herein.

         Section 6. Voting. The holders of Series G Preferred Stock shall have no voting rights except as required by law and except as otherwise provided in
Section 3 above. In exercising any voting rights, each outstanding share of Series G Preferred Stock shall be entitled to one vote.

         Section 7. Conversion Rights. Each holder of shares of Series G Preferred Stock shall have the right ("CONVERSION RIGHT"), subject as provided herein and to any applicable laws and regulations, at any time and from time to time at the holder's option to convert each share of Series G Preferred Stock into shares of Common Stock at a conversion price (subject to adjustment as described in Section 8 below) of $3.00 per share of underlying Common Stock (the "CONVERSION PRICE") for each $10.00 liquidation value per share of Series G Preferred Stock (i.e., a conversion ratio of 3.333 shares of Common Stock to one share of Series G Preferred Stock). Subject to the provisions of the DGCL, no fractional shares of Common Stock shall be issued upon conversion but, the number of shares shall be rounded up or down to the nearest whole number.

         (a) The amount of the accrued and unpaid dividends which have been earned on the Series G Preferred Stock delivered for conversion as specified herein (computed to the end of the day on which the shares are converted), shall be promptly sent to the holder thereof by means of check or other means provided by the Corporation, if the dividend is in cash, or if the dividend is payable in stock, by the means selected by the Corporation.

         (b) While the Series G Preferred Stock is represented by single global Preferred Stock certificate in fully registered form deposited with or on behalf of DTC and registered in the name of DTC or its nominee, in order to exercise the conversion right, the holder of each share of Series G Preferred Stock to be converted shall comply with the procedures for conversion as provided by DTC and the DTC participant holding the Series G Preferred Stock on behalf of the holder and shall give written notice to the Corporation in the form of Exhibit A attached hereto. Such notice shall also state the name or names (with address) in which the shares of Common Stock which shall be issuable upon such conversion shall be issued. Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series G Preferred Stock is registered, be duly endorsed by, or accompanied by, instruments of transfer (in each case, in form reasonably satisfactory to the Corporation), duly executed by the holder or such holder's duly authorized attorney-in-fact.

         If the Series G Preferred Stock is in registered form as fully certificated shares, in order to exercise the conversion right, the holder of each share of Series G Preferred Stock to be converted shall surrender that certificate representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent for the Series G Preferred Stock and shall give written notice to the Corporation in the form of Exhibit A attached hereto. Such notice shall also state the name or names (with address) in which the shares of Common Stock which shall be issuable upon such conversion shall be issued. Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of the Series G Preferred Stock is registered, be duly endorsed by, or accompanied by, instruments of transfer (in each case, in form reasonably satisfactory to the Corporation), duly executed by the holder or such holder's duly authorized attorney-in-fact.

         (c) As promptly as practicable after the surrender of certificates for shares of the Series G Preferred Stock for conversion and the receipt of such notice, as aforesaid, the Corporation shall issue and shall deliver to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of the Series G Preferred Stock in accordance with the provisions of this Section 7. Each conversion with respect to such shares of the Series G Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series G Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder or holders of such Common Stock upon that date.

         (d) If a holder converts shares of the Series G Preferred Stock, the Corporation shall pay any and all documentary, stamp or similar issue or transfer tax payable in respect of the issue or delivery of the shares of the Series G Preferred Stock (or any other securities issued on account thereof pursuant hereto) or Common Stock upon the conversion; provided, however, the Corporation shall not be required to pay any such tax that may be payable because any such shares are issued at the request of the holder in a name other than the name of the holder. In the event that the shares are to be issued in a name other than that of the holder, the holder shall provide funds necessary to pay any and all of the foregoing taxes, if any shall be applicable.

         (e) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the outstanding shares of the Series G Preferred Stock. The Corporation shall from time to time, in accordance with the DGCL, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of the Series G Preferred Stock at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of the Series G Preferred Stock hereunder require, in addition to the undertaking contained in Section 8(m), registration with or approval of any governmental authority under any federal or state law before the shares may be issued upon conversion, the Corporation shall in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Common Stock delivered upon conversion of the shares of the Series G Preferred Stock will, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

         (f) The Company will have the option, upon the approval of the Board of Directors, at any time and from time to time, to reduce the Conversion Price on a permanent or temporary basis.

         Section 8. Conversion Price Adjustments. In the event the Corporation issues shares of its Common Stock at a price less than the Conversion Price in effect at the opening of business on the day following such issuance and such price shall be less than the Market Price (as defined in Section 13 below) on the date of issuance of such Common Stock, then the Conversion Price shall be adjusted as provided below; provided, however, that the Conversion Price shall not be adjusted if such issuance of Common Stock at a price less than the then effective Conversion Price was made (i) pursuant to the Corporation's 5% Senior Convertible Notes Due 2003 (the "NOTES"); (ii) pursuant to conversion of any securities of the Corporation (including any warrants); (iii) pursuant to any plan adopted by the Corporation for the purchase of stock in connection with any employee or director compensation, stock option, or benefit plan of the Corporation or any of its Subsidiaries, whether now in effect or hereafter created or amended; (iv) pursuant to any compensation arrangement approved by the Board of Directors of the Corporation with any director, officer or employee or proposed director, officer or employee of the Corporation or any Subsidiary; (v) where the shares are issued for a consideration other than cash (including in connection with an acquisition of assets, stock, or a business) and the Board of Directors of the Corporation determines in good faith that such transaction is fair from a financial point of view and in the best interests of the Corporation; (vi) where the Market Price of the shares issuable is not readily determinable and the Board of Directors has determined in good faith the Market Price of such shares so issued for purposes of determining if an adjustment is required in this Section 8; and (vii) where the number of shares of Common Stock pursuant to such issuance shall not exceed two percent (2%) of the number of shares of Common Stock into which the Series G Preferred Stock is then convertible.

         (a) Dividends or Distributions of Common Stock. In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock (other than a dividend as provided in Section 4(a) hereof or a distribution of such Common Stock pursuant to Section 10 hereof) or shall pay or make a dividend or other distribution on any other class of capital stock of the Corporation which dividend or distribution includes Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 8(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

         (b) Dividends or Distributions of Rights, Warrants or Options to Purchase Common Stock. In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share (determined as provided in Section 8(g)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price (determined as provided in Section 8(g)) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, outstanding at the close of business on the date fixed for such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 8(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Corporation.

         (c) Dividends or Distributions in Cash. In case the Corporation shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this Section 8(c) has been made and (ii) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Corporation's Board of Directors), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Corporation or a Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to Section 8(f) has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Section 8(g)) of the Common Stock on the date fixed for stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 8(c) by a fraction of which the numerator shall be the Market Price per share (determined as provided Section 8(g)) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

         (d) All Other Distributions or Dividends. Subject to the last sentence of this Section 8(d), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or Property (excluding any rights, warrants or options referred to in Section 8(b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 8(a), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 8(d) by a fraction of which the numerator shall be the Market Price per share (determined as provided in Section 8(g)) of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Corporation's Board of Directors and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the Market Price over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and Property so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution (such date to being referred to as the "REFERENCE DATE"). If the Board of Directors determines the fair market value of any distribution for purposes of this Section 8(d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share pursuant to Section 8(g). For purposes of this Section 8(d), any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, cash, Property, shares of capital stock or securities other than such shares of Common Stock or such rights, warrants or options (making any Conversion Price reduction required by this Section 8(d)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (making any further Conversion Price reduction required by Section 8(a) or (b)), except (i) the Reference Date of such dividend or distribution as defined in this Section 8(d) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of Section 8(a) and (b), and (ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 8(a).

         (e) Subdivision of Common Stock. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (f) Tender or Exchange Offer for Common Stock. In case a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Corporation's Board of Directors) at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Corporation's Board of Directors), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Corporation or a Subsidiary for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this Section 8(f) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to Section 8(e) has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Section 8(g)) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the Market Price per share (determined as provided in Section 8(g)) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and the denominator shall be the product of (i) such Market Price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

         (g) Determination of Market Price. For the purpose of any computation of the Market Price under this Section 8(g) and Section 8(b), (d) and (e), (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8(a), (b), (c), (d), (e) or (f) above ("OTHER EVENT") occurs on or after the tenth Stock Exchange Business Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "CURRENT EVENT"), the closing price for each Stock Exchange Business Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the closing price for each Stock Exchange Business Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (iv) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the closing price for each Stock Exchange Business Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of this Section 8(c) or (d), whose determination shall be conclusive and described in a resolution of the Corporation's Board of Directors) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or Property being distributed applicable to one share of Common Stock. For the purpose of any computation under Section 8(f), the Market Price per share of Common Stock on any date in question shall be deemed to be the Market Price on the date selected by the Corporation commencing on or after the latest (the "COMMENCEMENT DATE") of (i) the date 20 Stock Exchange Business Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and
(iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Stock Exchange Business Day, not later than the Stock Exchange Business Day immediately preceding the date of such Expiration Time); provided, however, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the closing price for each Stock Exchange Business Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this Section 8(g), the term "EX" DATE, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

         (h) Further Reductions for Federal Income Tax. The Corporation may make such reductions in the Conversion Price, in addition to those required by
Section 8(a), (b), (c), (d), (e) and (f), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (i) Adjustments to be Carried Forward. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the Conversion Price; provided, however, that any adjustments which by reason of this Section 8(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (j) Certificate of Adjustment and Notice. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent or Conversion Agent, as applicable, for the Series G Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Corporation shall promptly cause a notice of the adjusted Conversion Price be given to the holders of shares of the Series G Preferred Stock as provided in
Section 11 herein.

         (k) Deferral in Issuance of Stock Certificates. In any case in which this Section provides that an adjustment shall become effective immediately after a Record Date for an event and the date fixed for such adjustment pursuant to this Section 8(k) occurs after such Record Date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event issuing to the holder of any shares of the Series G Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

         (l) Adjustment in Conversion Price in Case of Certain Events. In case the Corporation shall take any action affecting the Common Stock, other than actions described in Section 7 or this Section 8, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the holders of the shares of the Series G Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

         (m) Registration of Conversion Shares and Adjustment of Conversion Price if the Common Stock is not Registered. The Corporation shall file a registration statement on Form S-3 (or such other form as the Corporation may determine is appropriate) at the earliest practicable date, but in any event prior to ninety (90) days following the issuance of the Series G Preferred Stock in connection with Exchange Offer (as defined in Section 13 below) ("CLOSING DATE") in respect of all the Common Stock that may be issuable at any time upon the conversion of the Series G Preferred Stock ("CONVERSION SHARES") issued in exchange for the Notes in connection with the Exchange Offer. The Corporation shall use its best efforts to cause the Commission to declare such registration statement (and any necessary amendments thereto) effective. The Corporation shall also use its best efforts to maintain the effectiveness of such registration statement, and to refile such a registration statement from time to time in the event its effectiveness lapses, until all Conversion Shares either issued or that may be issued are Freely Tradable (as defined in Section 13 below) in the United States. If such registration statement is not declared effective by the Commission within six (6) months of the Closing Date or the Conversion Shares are not otherwise Freely Tradeable, the Conversion Price in effect at that time shall be reduced by 5%. The Conversion Price in effect from time to time will continue to be reduced by 5% for each successive six (6) month period that such registration statement is not declared effective as described above or the Conversion Shares are not otherwise Freely Tradeable.

         Section 9. Optional Conversion by Corporation. The Corporation may, at its option, cause all of the outstanding Series G Preferred Stock to be converted into shares of Common Stock at the Conversion Price at any time and from time to time after December 1, 2000, if the average of the Market Prices of the Common Stock over the Stock Exchange Business Days in any twenty (20) consecutive trading day period ending not more than five days prior to the giving of the notice referred to below equaled or exceeded $3.75. The Corporation shall give thirty (30) days notice as provided in Section 11 hereof that it has met the criteria for conversion pursuant to this Section 9 not less than thirty (30) calendar days of having met such criteria. Upon any optional conversion of any Series G Preferred Stock by the Corporation, payment shall be made by the Corporation in either cash or Freely Tradeable shares of Common Stock valued at the average Market Price referred to above for dividends accrued but unpaid up to the conversion date. If the Corporation elects to convert less than all of the Series G Preferred Stock, the Corporation shall select which shares of Series G Preferred Stock to convert at random or such other method as it shall deem fair and appropriate. Upon the giving of the notice referred to above, the Corporation shall be bound to convert the Series G Preferred Stock as to which notice has been provided, provided that such shares of Common Stock are Freely Tradeable.

         The amount of the accrued and unpaid dividends (whether or not earned or declared) on the Series G Preferred Stock that have been converted by the Corporation as provided in Section 9 (computed to the day on which the shares are converted) shall be promptly sent to the holder thereof by means of check or other means provided by the Corporation, if the dividend is in cash, or if the dividend is payable in stock, by the means selected by the Corporation.

         Section 10. Optional Redemption by Corporation.

         (a) Optional Redemption. The Corporation shall have the option to redeem all of the Series G Preferred Stock in cash at any time, unless the holder thereof shall have converted such stock into Common Stock pursuant to
Section 7 prior to the Redemption Date, at a redemption value ("REDEMPTION VALUE") equal to the sum of (i) $10.00 per share and (ii) accrued and unpaid dividends (whether or not earned or declared) payable in cash or Freely Tradeable Common Stock valued at the Market Price on the date of notice of such redemption (including an amount equal to a prorated dividend from the immediately proceeding Dividend Payment Date to the redemption date).

         (b) Procedures for Redemption.

                  (i) In case of redemption of less than all shares of Series G Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata, at random, or by lot or a method that complies with the requirements of any national stock exchange on which Series G Preferred Stock is listed as determined by the Board of Directors in its sole discretion.

                  (ii) Notice of any redemption shall be given as provided in
         Section 11 by or on behalf of the Corporation not less than thirty
         (30) days prior to the date of redemption hereof; provided, however, that such notice of redemption may be a conditional notice of redemption which may condition the redemption to being subject to the prior conversion of the Series G Preferred Stock before the redemption date; and provided further, that no failure to give such notice or any defect therein or in the transmission or mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: such redemption is being made pursuant to the optional redemption provisions hereof; the date of redemption; the Redemption Value; the number of shares of Series G Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; the place or places where certificates for such issued shares are to be surrendered for payment of the Redemption Value; and that dividends on the shares to be redeemed shall cease to accrue on the date of redemption. Upon the expiry of the notice so given, except with respect to the conditions specified above, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (iii) If notice has been given in accordance with Section 10(b)(ii) above and provided that on or before the date of redemption specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the date of redemption, dividends on the shares of the Series G Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series G Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Value) shall cease. Upon surrender, in accordance with said notice, of the certificates for any issued shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Value by mailing a check to such holder's last registered address listed on the stock transfer records of the Corporation, or as otherwise agreed by the holders of Series G Preferred Stock and the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (iv) Any funds deposited with a bank or trust corporation for the purpose of redeeming Series G Preferred Stock shall be irrevocable except that: the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series G Preferred Stock entitled thereto at the expiration of two years from the applicable date of redemption shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                  (v) No Series G Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Value.

                  (vi) Notwithstanding the foregoing provisions of this Section 10, unless the full cumulative dividends, if any, on all outstanding shares of Series G Preferred Stock shall have been paid or contemporaneously are declared and paid, none of the shares of Series G Preferred Stock shall be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed.

                  (vii) Holders of Series G Preferred Stock shall retain the conversion rights described in Section 7 hereof until the date of any redemption of the shares of Series G Preferred Stock in accordance with this Section 10.

         (c) Redemption by Conversion. In addition to the rights of conversion pursuant to Section 9 hereof, on or after June 1, 2004, the Corporation may further elect, in any six month period, to redeem up to 50% of the outstanding Series G Preferred Stock in accordance with this Section 10(c) by requiring their immediate conversion pursuant to the terms of this Section 10(c) (the "REDEMPTION BY CONVERSION OPTION"). The Conversion Price for purposes of this
 Section 10(c) shall be a price per share equal to the average Market Price of the Common Stock during the twenty (20) consecutive Stock Exchange Business Days ending not more than five (5) Stock Exchange Business days prior to the date notice is given by the Corporation concerning its exercise of this Redemption by Conversion Option, subject to appropriate adjustments to account for the effects of dividends, distributions, stock splits, recapitalizations and similar events. If the Market Capitalization of the Corporation is less than or equal to $300 million on the date the notice by the Corporation of its exercise of this Redemption by Conversion Option is given, then each share of Series G Preferred Stock will be redeemed for the number of shares of Common Stock equal to 120% of the Redemption Value. If the Market Capitalization of the Corporation is more than $300 million on the date the notice by the Corporation of its exercise of this Redemption by Conversion Option is given, then each share of Series G Preferred Stock will be redeemed for the number of shares of Common Stock equal to 115% of the Redemption Value. The amount of the accrued and unpaid dividends (whether or not earned or declared) accrued by the Series G Preferred Stock delivered for conversion as specified above (computed to the end of the day the Series G Preferred Stock is so converted) shall be sent to the holder thereof by means of check or other means established by the Corporation, if the dividend is in cash, or if the dividend is in Freely Tradeable shares of Common Stock, by such means as selected by the Corporation.

         Section 11. Notice. Where this Certificate of Designations provides for notice of any event to the holders of the Series G Preferred Stock by the Corporation or any other Person, such notice shall be sufficiently given (unless otherwise herein specifically provided) if published in the Authorized Newspapers.

         Section 12. General Provisions Relating to the Series G Preferred
Stock.

         The Series G Preferred Stock shall be initially registered so as to participate in a securities depositary system with the DTC (the "DTC SYSTEM"). The Series G Preferred Stock will be represented initially by single, temporary global Preferred Stock certificate in fully registered form and will be deposited with or on behalf of DTC and registered in the name of DTC or its nominee. On or after the one year from the Closing Date, upon certification as to non-U.S. person or a "qualified institutional buyer" (a "QUIB") (as defined in Rule 144A of the Securities Act of 1933, as amended (the "SECURITIES ACT")) beneficial ownership, the Company will deposit a single, permanent global Preferred Stock certificate in fully registered form with or on behalf of DTC and registered in the name of DTC or its nominee to replace the temporary global certificate. The temporary global certificate will then be cancelled. The Corporation is authorized to execute and deliver such letters to or agreements with DTC as shall be necessary to effectuate the DTC System, including a representation letter in the form or forms required by DTC (the "REPRESENTATION LETTER"). DTC may exercise the rights of a holder of Series G Preferred Stock only in accordance with the terms hereof applicable to the exercise of such rights. Notwithstanding any other provision of this Certificate of Designations to the contrary, so long as the Series G Preferred Stock is registered in the name of DTC, or its nominee, all payments of dividends and other distributions, exercise of voting rights, exercise of conversion rights, redemptions, and notices with respect to such Series G Preferred Stock shall be governed in the manner provided in the Representation Letter.

         Section 13. Certain Definitions.

         "Alternative Stock Exchange" means any other national or regional stock exchange or quotation service such as the Nasdaq Market System or any similar quotation service maintained by the National Quotation Bureau or any successor thereto.

         "Authorized Newspapers" means the Luxembourg Wort of Luxembourg and The Financial Times (European Edition) of London, England. If either such newspaper shall cease to be published, the Corporation shall substitute for it another newspaper in Europe, customarily published at least once a day for at least five (5) days in each calendar week, of general circulation. If, because of temporary suspension of publication or general circulation of either such newspaper or for any other reason, it is impossible or, in the opinion of the Corporation, impracticable to make any publication of any notice required by this Certificate of Designations in the manner herein provided, such publication or other notice in lieu thereof which is made by the Corporation in the exercise of its reasonable discretion shall constitute a sufficient publication of such notice.

         "Capital Stock" of any Person means the Common Stock or preferred stock of such Person. Unless otherwise stated herein or the context otherwise requires, "Capital Stock" means Capital Stock of the Corporation.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock Valuation Method" has the meaning given to it in Section 4(a) hereof.

         "Conversion Agent" means any Person (including the Corporation acting as Conversion Agent) authorized by the Corporation to effect conversions of the Series G Preferred Stock on behalf of the Corporation.

         "Dividend Payment Date" has the meaning given to it in Section 4(b) hereof.

         "DTC" means The Depository Trust Company.

         "Exchange Offer" means the offer by the Corporation to exchange its Notes for either shares of its Common Stock or shares of the Series G Preferred Stock pursuant to the terms and conditions contained in the Corporations's Offering Circular dated November 25, 1999, and the Letter of Transmittal relating thereto.

         "Freely Tradable" means, with respect to the Common Stock issuable upon the conversion of or the payment of a dividend upon the Series G Preferred Stock, that under the Securities Act the holders thereof may then offer and sell any amount of such outstanding securities to the public in the United States in transactions that are not brokers' transactions (as defined in the Securities Act) either pursuant to an effective registration statement then in effect or pursuant to an exemption applicable to all of such shares of Common Stock issuable upon the conversion of or the payment of a dividend upon the Series G Preferred Stock. For purposes of determining whether such securities are Freely Tradable, it shall be assumed that no affiliate of the issuer has ever held such securities from and after their issuance.

         "Group" means the Corporation and all its Principal Subsidiaries.

         "Market Capitalization" means, on any date, the average, over the thirty (30) calendar day period commencing thirty-five (35) calendar days prior to such date, of the product of the Market Price of the Common Stock and the number of shares of Common Stock of the Corporation issued and outstanding on such date; provided, however, that appropriate adjustments shall be made to the Market Prices and number of shares used in determining such Market Capitalization to account fairly for the effect of dividends payable in equity securities of the Corporation or any other Person, spin-offs of subsidiaries, mergers in which the Corporation or a Principal Subsidiary is a constituent party, and similar events.

         "Market Price" means the closing sales price on the American Stock Exchange or any Alternative Stock Exchange on any Stock Exchange Business Day, provided, however, Market Price for the purposes of the adjustment of the Conversion Price shall have the meaning specified in Section 8(g) hereof.

         "Notes" means the Corporation's 5% Senior Convertible Notes Due 2003.

         "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Principal Subsidiary" means a Subsidiary of either the Corporation or any Principal Subsidiary:

         (a) whose gross assets represent 10 percent or more of the consolidated gross assets of the Group as calculated by reference to the then latest audited financial statements of the Group; or

         (b) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Corporation which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (b) (but without prejudice to the provisions of sub-paragraph (a) above), upon publication of its next audited financial statements; and

         (c) shall include, for the avoidance of doubt, Harken Exploration Corporation, Harken Energy West Texas, Inc., Harken Southwest Corporation, Search Acquisition Corp., and Harken de Colombia, Ltd.

         "Property" means any kind of property or asset, whether real, personal, mixed, or tangible or intangible, and any interest therein.

         "Record Date" has the meaning given to it in Section 4(b) hereof.

         "Regulation S" means Regulation S under the Securities Act as in effect on the date of the filing of this Certificate or as such Regulation my hereafter be amended.

         "Series G Preferred Stock" means the Corporation's Series G Convertible Preferred Stock, $1.00 par value.

         "Stock Exchange Business Day" means as any day (other than a Saturday or Sunday) on which the American Stock Exchange or the Alternative Stock Exchange, as the case may be, is open for business.

         "Subsidiary" of any Person means any Corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such Corporation (irrespective of whether or not at the time stock of any other class or classes of such Corporation shall have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Corporation or one or more of its Subsidiaries."


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Vice President and Secretary this ___ day of December, 1999.


                                         HARKEN ENERGY CORPORATION,
                                         a Delaware corporation



                                         By:
                                              ------------------------------
                                         Name: Larry E. Cummings
                                         Title: Vice President and Secretary

                                   EXHIBIT A

                           HOLDER'S CONVERSION NOTICE

To:     Harken Energy Corporation

To:     [Conversion Agent]

         The undersigned holder of the Series G Convertible Preferred Stock, par value U.S. $1.00 (the "Preferred Stock") of Harken Energy Corporation (the "Corporation") in the aggregate liquidation preference value of U.S. $10.00 irrevocably exercises the option to convert such Preferred Stock into shares of Common Stock of the Corporation, par value U.S. $0.01 (the "Common Stock"), in accordance with the terms of the Certificate of Designations relating to the issuance by the Corporation of the Preferred Stock and directs that the Common Stock issuable and deliverable upon such conversion be issued and delivered to the undersigned in the name and at the address set forth below.

         If the Common Stock is not Freely Tradeable at the date hereof, the undersigned holder hereby certifies to the Corporation that it:

         (1)(a) is not a U.S. person (as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act")), and is not acquiring the Common Stock for the account or benefit of any U.S. person, (b) is a "qualified institutional buyer" (a "QUIB") (as defined in Rule 144A of the Securities Act) that is acquiring the Common Stock for its own account or for the account of a QUIB to whom notice is given that the resale, pledge, or transfer is being in reliance on Rule 144A, or (c) is acquiring the Common Stock in a transaction exempt from the registration requirements of the Securities Act; and

         (2) acknowledges that the Common Stock has not been registered under the Securities Act and are "restricted securities" within the meaning of the Securities Act; and

         (3) understands and agrees that if within two years after the date of the original issuance of the Preferred Stock or within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities
Act) of the Corporation, upon conversion thereof the Common Stock may be resold, pledged, or transferred only (i) to the Corporation, (ii) so long as such securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QUIB that purchases for its own account or for the account of a QUIB to whom notice is given that the resale, pledge, or transfer is being in reliance on Rule 144A, (iii) pursuant to offers and sales that occur outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (iv) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities law of any state of the United States; and

         (4) it understands that the certificates representing the Common Stock will bear a restrictive legend describing the foregoing restriction on transfer, unless otherwise agreed by the Corporation.

         If the Common Stock is to be issued in the name of a person other than the undersigned or a nominee of the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form that the applicable restrictions on transfer have been complied with.

         All terms not otherwise defined herein shall have the respective meanings set forth in the Certificate of Designations relating to the Preferred Stock.

                                   * * * * *

 DATE:                                      -------------------------------
       ------------------------------       Name of Holder




                                            -------------------------------
                                            Signature(s) of Holder


Address for Delivery of Shares:
                                            -------------------------------
                                            -------------------------------
                                            -------------------------------
                                            -------------------------------

Name for Registration of Shares
(if different than Holder):
                                            -------------------------------

                                   APPENDIX B

                            FORM OF INVESTOR LETTER(1)

Harken Energy Corporation
16285 Park Ten Place
Suite 600
Houston, Texas 77084
Attention: Secretary

Dear Sir or Madam:

         The undersigned hereby certifies, acknowledges, represents and agrees to Harken Energy Corporation (the "Company") as follows with respect to its acquisition of the Common Stock of the Company, $0.01 par value per share (the "Common Stock"):

         (1) it is not a "U.S. person" (as defined in Regulation S), and it is acquiring the Common Stock for its own account or for an account with respect to which it exercises sole investment discretion and not for the account or benefit of any U.S. person;

         (2) it acknowledges that the Common Stock has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted below;

         (3) it understands and agrees that the Common Stock is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and that the Common Stock constitutes "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act;

         (4) it understands and agrees that (A) if it decides to resell, pledge, or otherwise transfer the Common Stock on which the legend described below appears prior to the end of the one year Distribution Compliance Period the Common Stock may be resold, pledged or transferred only (i) to the Company, (ii) so long as such securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QUIB that purchases for its own account or for the account of a QUIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A,
                  (iii) pursuant to offers and sales that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, in each case in accordance with any applicable securities laws of the United States, or (iv) pursuant to an effective registration statement, in each case in accordance with any applicable securities laws of any state of the United States; and (B) it will, and each subsequent holder is required to, notify the purchaser of such securities from it of the resale restrictions referred to in (A) above, if then applicable;

         (5) it understands and agrees that (A) if within two years after the date of original issuance of the Common Stock or if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer the Common Stock on which the legend described below appears, such securities may be resold, pledged or transferred only (i) to the Company, (ii) so long as such securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QUIB that purchases for its own account or for the account of a QUIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) pursuant to offers and sales that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (iv) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States; and (B) it will, and each subsequent holder is required to, notify the purchaser of such securities from it of the resale restrictions referred to in
                  (A) above, if then applicable;

----------------------
(1) To be executed if the Common Stock described herein is not Freely Tradeable.

         (6) it understands and agrees that during such time as such restrictions are applicable prior to any transfer of the Common Stock, each proposed transferee will be required to execute and deliver to the transfer agent an investor letter in the form attached to the Offering Circular as Appendix B acknowledging and agreeing to the selling restrictions on the Common Stock during such time as such restrictions are applicable and that such investor letter shall be a condition precedent to any transfer of such Common Stock;

         (7) it understands and agrees that hedging transactions in the Common Stock are prohibited by Regulation S, unless permitted by the Securities Act;

         (8) it understands that the Common Stock will bear the following legend:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THESE SHARES, AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

         PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THESE SHARES, THESE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THESE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL INVESTOR WITHIN THE MEANING OF RULE 144A (a "QUIB") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES.

         AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THESE SHARES, THESE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THESE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUIB WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT,
(4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES.

         IF THE HOLDER OF THESE SHARES WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

         NO HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE, AS AMENDED."

         (9) it (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Common Stock and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

         (10) it acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of the Company and receive answers thereto, as it deemed necessary in connection with its decision to acquire the Common Stock;

         (11) it understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of the Common Stock are no longer accurate, it shall promptly notify the Company. If it is acquiring the Common Stock as a fiduciary or agent for one or more investor accounts, it represents that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account; and

         (12) it will, if requested by the Company, deliver to the Company, a certificate which will confirm the matters referred to in these representations to the satisfaction of the Company, acting reasonably.

         Capitalized terms used in this letter but not defined in this letter have the meaning given to them in the Offering Circular dated November 25, 1999.


Signed:                                        Date:



-----------------------------------            -----------------------------

                              The Exchange Agent:

                                 HSBC BANK PLC
                                 MARINER HOUSE
                                  PEPYS STREET
                                LONDON EC3N 4DA
                           (44171) 260-7801 TELEPHONE


         BY FACSIMILE:                        BY REGISTERED OR CERTIFIED MAIL:
      ATTN: THE MANAGER,                             ATTN: THE MANAGER,
HSBC ISSUER SERVICES OPERATIONS                HSBC ISSUER SERVICES OPERATIONS
         MARINER HOUSE                                  MARINER HOUSE
         PEPYS STREET                                   PEPYS STREET
        LONDON EC3N 4DA                                LONDON EC3N 4DA
  FACSIMILE: (44171) 260-8932                       CONFIRM BY TELEPHONE:
                                                      (44171) 260-7801

                               FACSIMILE COPY TO:
                            RP&C INTERNATIONAL, INC.
                                56 GREEN STREET
                                 LONDON W1Y 3RH
                                    ENGLAND
                          FACSIMILE: (44171) 499-2893
                               ATTN: RICHARD BORG

Any questions and requests for assistance or additional copies of this Offering Circular, the Letter of Transmittal or other information concerning the Company may be directed to the Solicitation Agent or the Exchange Agent at the telephone numbers and addresses listed on this page. You may also contact your local broker, dealer, commercial bank or trust company for assistance concerning the Exchange Offer.

                            The Solicitation Agent:

                               RP&C INTERNATIONAL
                                56 GREEN STREET
                                 LONDON W1Y 3RH
                                    ENGLAND
                          TELEPHONE: (44171)-491-2434

             The Transfer Agent and Registrar for the Common Stock:

                        CHASEMELLON SHAREHOLDER SERVICES
                               2323 BRYAN STREET
                                   SUITE 2300
                              DALLAS, TEXAS 75201

          Common Depository and Principal Paying and Conversion Agent and Authentication Agent for the Preferred Stock:

                                 HSBC BANK PLC
                                 MARINER HOUSE
                                  PEPYS STREET
                                LONDON EC3N 4DA
                           (44171) 260-7801 TELEPHONE
                              (44171) 260-8932 FAX

                                  The Company:

                           HARKEN ENERGY CORPORATION
                        16285 PARK TEN PLACE, SUITE 600
                              HOUSTON, TEXAS 77084
                                 (281) 717-1300